Filed Pursuant to Rule 424(b)(3)
Registration No. 333-200647

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 2, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 1, 2014)

$

$         Floating Rate Senior Notes Due 20

$             % Senior Notes Due 20

$             % Senior Notes Due 20

$             % Senior Notes Due 20

$             % Senior Notes Due 20

$             % Senior Notes Due 20

$             % Senior Notes Due 20

$             % Senior Notes Due 20

We are offering $         aggregate principal amount of our floating rate senior notes due 20     (the “Floating Rate Notes”), $         aggregate principal amount of our     % senior notes due 20     (the “20     Notes”), $         aggregate principal amount of our     % senior notes due 20     (the “20     Notes”), $         aggregate principal amount of our     % senior notes due 20     (the “20     Notes”), $         aggregate principal amount of our     % senior notes due 20     (the “20     Notes”), $         aggregate principal amount of our     % senior notes due 20     (the “20     Notes”), $         aggregate principal amount of our     % senior notes due 20     (the “20     Notes”) and $         aggregate principal amount of our     % senior notes due 20     (the “20     Notes”). We refer to the 20     Notes, the 20     Notes, the 20     Notes, the 20     Notes, the 20     Notes, the 20     Notes and the 20     Notes collectively as the “Fixed Rate Notes.” We refer to the Fixed Rate Notes and the Floating Rate Notes collectively as the “Notes.”

The Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus     % and will mature on                     , 20    . The 20     Notes will bear interest at a rate of     % per year and will mature on                     , 20    . The 20     Notes will bear interest at a rate of     % per year and will mature on                     , 20    . The 20     Notes will bear interest at a rate of     % per year and will mature on                     , 20    . The 20     Notes will bear interest at a rate of     % per year and will mature on                     , 20    . The 20     Notes will bear interest at a rate of     % per year and will mature on                     , 20    . The 20     Notes will bear interest at a rate of     % per year and will mature on                     , 20    . The 20     Notes will bear interest at a rate of     % per year and will mature on                     , 20    .

Interest on the Floating Rate Notes will be payable quarterly on                     ,                      ,                      and                      of each year, beginning                     , 2016. Interest on the 20     Notes will be payable semi-annually on                      and                      of each year, beginning                     , 2016. Interest on the 20     Notes will be payable semi-annually on                      and                      of each year, beginning                     , 2016. Interest on the 20     Notes will be payable semi-annually on                      and                      of each year, beginning                     , 2016. Interest on the 20     Notes will be payable semi-annually on                      and                      of each year, beginning                     , 2016. Interest on the 20     Notes will be payable semi-annually on                      and                      of each year, beginning                     , 2016. Interest on the 20     Notes will be payable semi-annually on                      and                      of each year, beginning                     , 2016. Interest on the 20     Notes will be payable semi-annually on                      and                      of each year, beginning                     , 2016.

We may redeem the Fixed Rate Notes of any series at any time, in whole or in part, at the redemption prices described in this prospectus supplement. We do not have the right to redeem the Floating Rate Notes prior to maturity.

On July 2, 2015, Aetna Inc. (“Aetna”) entered into a definitive agreement (as it may be amended, the “merger agreement”) to acquire Humana Inc. (“Humana”) in a transaction (the “merger”) valued at approximately $37 billion, based on the closing price of Aetna common shares on July 2, 2015, including the assumption of Humana debt and Humana cash and cash equivalents. We intend to use the net proceeds of this offering, together with cash on hand at Aetna and Humana, and an approximately $3.2 billion term loan that we expect to borrow at the time the merger is completed, to fund the cash portion of the purchase price of the merger. See “Use of Proceeds.” If the merger has not been completed by December 31, 2016 (or such later date to which the “End Date” under the merger agreement is extended by agreement between Aetna and Humana) or if, prior to such date, the merger agreement is terminated, we must redeem all of the 20     Notes, the 20     Notes, the 20     Notes, the 20     Notes and the 20     Notes (collectively, the “Special Mandatory Redemption Notes”) at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date (as defined herein). See “Description of the Notes—Special Mandatory Redemption of the Special Mandatory Redemption Notes.” If the merger is not completed, we intend to use the net proceeds of the offering of the Floating Rate Notes, the 20     Notes and the 20     Notes for general corporate purposes, including the possible payment of a termination fee under the merger agreement and repayment of a portion of the Special Mandatory Redemption Notes.

The Notes will be senior unsecured and unsubordinated obligations of our company and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness, and will be structurally subordinated to certain indebtedness assumed in connection with our May 2013 acquisition of Coventry Health Care, Inc. (“Coventry”) and, upon closing of the merger, certain indebtedness assumed in connection with our acquisition of Humana. See “Description of the Notes.”

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk Factors” included or incorporated by reference herein, as described beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discounts and Commissions		Proceeds to Aetna Inc. (before expenses)
Per Floating Rate Note		%		%		%
Floating Rate Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$

Total	$		$		$

(1)	Plus accrued interest, if any, from , 2016, if settlement occurs after that date.

The Notes will be available for delivery in registered book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the benefit of its direct and indirect participants, including Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), to purchasers on or about                     , 2016.

Joint Book-Running Managers

Citigroup	UBS Investment Bank

                    , 2016

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein, and the information in any free writing prospectus may only be accurate as of the date of such free writing prospectus. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

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In this prospectus supplement and the accompanying prospectus, all references to “Aetna,” the “Issuer,” the “Company,” “we,” “us” and “our” refer to Aetna Inc. and its consolidated subsidiaries (including, for periods after the completion of the merger, Humana Inc. and its consolidated subsidiaries), unless otherwise indicated or the context otherwise requires. The “underwriters” refers to the financial institutions named on the front cover of this prospectus supplement.

Unless specifically indicated, the information presented in this prospectus supplement does not give effect to our proposed acquisition of Humana Inc. (“Humana”), which we currently expect to complete in the second half of 2016.

We are offering the Notes globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Notes offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus also incorporate by reference certain documents that are described under “Where You Can Find More Information.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time the statements are or were made. Forward-looking statements include but are not limited to the information concerning the expected completion date of our acquisition of Humana, our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “can,” “expect,” “explore,” “seek,” “plan,” “intend,” “anticipate,” “estimate,” “evaluate,” “predict,” “project,” “potential,” “continue,” “may,” “might,” “will,” “should,” “could,” “likely,” “probable,” “view,” “guidance,” “outlook,” “forecast” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. The risk factors discussed in “Forward-Looking Information/Risk Factors” in our 2015 Annual Report, Financial Report to Shareholders, incorporated by reference in, and filed with the SEC as an exhibit to, our Annual Report on Form 10-K for the

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fiscal year ended December 31, 2015, as updated in any future filings with the SEC, the risk factors under the caption “Risk Factors” in this prospectus supplement, and/or other factors could cause our actual results to differ materially from those expressed in forward-looking statements. There may also be other risks that we are unable to predict at the time a forward-looking statement is made or in the future. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements to reflect new information, future events or risks or the eventual outcome of the facts underlying the forward-looking statements. New information, future events or risks may cause the forward-looking events we discuss in this prospectus supplement or the accompanying prospectus not to occur at a time or in a manner that we expect.

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SUMMARY

This summary highlights selected information about Aetna and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein prior to deciding whether to purchase the Notes.

THE COMPANY

We are one of the nation’s leading diversified health care benefits companies, serving people with information and resources to help them, in consultation with their health care professionals, make better informed decisions about their health care. We offer a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, medical management capabilities, Medicaid health care management services, Medicare Advantage and Medicare Supplement plans, workers’ compensation administrative services and health information technology products and services, such as Accountable Care Solutions. Our customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. Our operations are conducted in three business segments: Health Care, Group Insurance and Large Case Pensions.

Our principal executive offices are located at 151 Farmington Avenue, Hartford, Connecticut 06156, and our telephone number is (860) 273-0123. Internet users can obtain information about Aetna and its services at http://www.aetna.com. This text is not an active link, and our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The offering terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Notes, see the discussion under the caption “Description of the Notes” beginning on page S-30 of this prospectus supplement.

Issuer	Aetna Inc.

Notes Offered	$ aggregate principal amount of floating rate senior notes due 20 (the “Floating Rate Notes”);

$ aggregate principal amount of % senior notes due 20 (the “20 Notes”);

$ aggregate principal amount of % senior notes due 20 (the “20 Notes”);

$ aggregate principal amount of % senior notes due 20 (the “20 Notes”);

$ aggregate principal amount of % senior notes due 20 (the “20 Notes”);

$ aggregate principal amount of % senior notes due 20 (the “20 Notes”);

$ aggregate principal amount of % senior notes due 20 (the “20 Notes”); and

$ aggregate principal amount of % senior notes due 20 (the “20 Notes”).

We refer to the 20 Notes, the 20 Notes, the 20 Notes, the 20 Notes, the 20 Notes, the 20 Notes and the 20 Notes collectively as the “Fixed Rate Notes.” We refer to the Fixed Rate Notes and the Floating Rate Notes collectively as the “Notes.”

Maturity	The Floating Rate Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

Interest Payment Dates	Interest on the Floating Rate Notes will be payable quarterly on , , and of each year, beginning , 2016.

Interest on the 20 Notes will be payable semi-annually on and of each year, beginning , 2016.

Interest on the 20 Notes will be payable semi-annually on and of each year, beginning , 2016.

Interest on the 20 Notes will be payable semi-annually on and of each year, beginning , 2016.

Interest on the 20 Notes will be payable semi-annually on and of each year, beginning , 2016.

Interest on the 20 Notes will be payable semi-annually on and of each year, beginning , 2016.

Interest on the 20 Notes will be payable semi-annually on and of each year, beginning , 2016.

Interest on the 20 Notes will be payable semi-annually on and of each year, beginning , 2016.

Optional Redemption	We do not have the right to redeem the Floating Rate Notes prior to maturity.

At any time, we may redeem the 20 Notes, in whole or in part, at the redemption price described in this prospectus supplement, plus any interest accrued but not paid to, but excluding, the date of redemption.

At any time, we may redeem the 20 Notes, in whole or in part, at the redemption price described in this prospectus supplement, plus any interest accrued but not paid to, but excluding, the date of redemption.

At any time prior to , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at the redemption price described in this prospectus supplement, plus any interest accrued but not paid to, but excluding, the date of redemption. At any time on or after , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20 Notes being redeemed, plus any interest accrued but not paid to, but excluding, the date of redemption.

At any time prior to , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at the redemption price described in this prospectus supplement, plus any interest accrued but not paid to, but excluding, the date of redemption. At any time on or after , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20 Notes being redeemed, plus any interest accrued but not paid to, but excluding, the date of redemption.

At any time prior to , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at the redemption price described in this prospectus supplement, plus any interest accrued but not paid to, but excluding, the date of redemption. At any time on or after , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20 Notes being redeemed, plus any interest accrued but not paid to, but excluding, the date of redemption.

At any time prior to , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at the redemption price described in this prospectus supplement, plus any interest accrued but not paid to, but excluding, the date of redemption. At any time on or after , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20 Notes being redeemed, plus any interest accrued but not paid to, but excluding, the date of redemption.

At any time prior to , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at the redemption price described in this prospectus supplement, plus any interest accrued but not paid to, but excluding, the date of redemption. At any time on or after , 20 ( months prior to the maturity date of the 20 Notes), we may redeem the 20 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20 Notes being redeemed, plus any interest accrued but not paid to, but excluding, the date of redemption.

We are not required to establish a sinking fund to retire, redeem or repay the Notes of any series.

Special Mandatory Redemption	If the merger has not been completed by December 31, 2016 (or such later date to which the “End Date” under the merger agreement is extended by agreement between Aetna and Humana) or if, prior to

such date, the merger agreement is terminated, we will be obligated to redeem all of the 20          Notes, the 20         Notes, the 20          Notes, the 20          Notes and the 20          Notes (collectively, the “Special Mandatory Redemption Notes”) at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. The “special mandatory redemption date” means the 30th day (or if such day is not a business day, the first business day thereafter) following the transmission of a notice of special mandatory redemption, which shall be transmitted no later than 60 days after the occurrence of the event triggering redemption. See “Description of the Notes—Special Mandatory Redemption of the Special Mandatory Redemption Notes.”

Repurchase Upon a Change of Control	Upon the occurrence of both (1) a Change of Control (as defined in “Description of the Notes—Repurchase Upon a Change of Control”) and (2) a related downgrade of the rating of the Notes of a series below an investment grade rating by each of the Rating Agencies (as defined in “Description of the Notes—Repurchase Upon a Change of Control”) within a specified period, we will be required to make an offer to purchase all of the Notes of such series at a price equal to 101% of the principal amount of the Notes of such series, plus any accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of the Notes—Repurchase Upon a Change of Control.”

Ranking	The Notes will be our senior unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness, and will be structurally subordinated to certain indebtedness assumed in connection with our May 2013 acquisition of Coventry Health Care, Inc. (“Coventry”) and, upon closing of the merger, certain indebtedness assumed in connection with our acquisition of Humana. See “Description of the Notes.”

Additional Issuances	In the future we may, without the consent of the holders of the Notes of a series, increase the aggregate principal amount of Notes of such series offered on the same terms and conditions (except that the public offering price, issue date and first interest payment date may vary), but if the additional Notes of such series are not fungible with the originally issued Notes of such series for United States federal income tax purposes, the additional Notes of such series will have a separate CUSIP number.

Use of Proceeds

We intend to use the estimated $         in net proceeds after deducting underwriting discounts and commissions and estimated offering expenses from this offering, together with cash on hand at Aetna and Humana, and an approximately $3.2 billion term loan that we expect to borrow at the time the merger is completed, to fund the cash portion of the purchase price of the merger. If the merger is not

completed, we intend to use the net proceeds of the offering of the Floating Rate Notes, the 20          Notes and the 20          Notes for general corporate purposes, including the possible payment of a termination fee under the merger agreement and repayment of a portion of the Special Mandatory Redemption Notes. See “Use of Proceeds.”

Covenants	The indenture for the Notes limits our ability to consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property or assets as, or substantially as, an entirety to any person. This covenant is subject to important qualifications and limitations. See “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

The indenture for the Notes does not restrict our ability to incur additional indebtedness. Under the terms of the Notes, the holders of the Notes will not have the benefit of the covenant in the base indenture for the Notes described under “Description of Debt Securities— Limitations on Liens on Common Stock of Principal Subsidiaries” in the accompanying prospectus.

No Cross-Acceleration Event of Default	Under the terms of the Notes, the holders of the Notes will not have the benefit of the cross-acceleration event of default in the base indenture for the Notes described in the fourth bullet under “Description of Debt Securities—Events of Default and Notice Thereof” in the accompanying prospectus.

Minimum Denominations	The Notes will be issued and may be transferred only in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Risk Factors	For a discussion of factors you should consider carefully before deciding to purchase the Notes, see “Risk Factors” beginning on page S-7 of this prospectus supplement and those risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus.

Settlement	We expect that delivery of the Notes will be made against payment therefor on or about , 2016, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of Notes who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date of pricing or the next succeeding business day should consult their own advisor.

RISK FACTORS

In deciding whether to purchase the Notes, you should consider carefully the risks described below, as well as the other information and data included in or incorporated by reference into this prospectus supplement, including “Forward-Looking Information/Risk Factors” beginning on page 42 of our 2015 Aetna Annual Report, Financial Report to Shareholders incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015, any of which could delay the completion of the merger and/or cause our operating results and financial condition to be materially adversely affected. Following completion of the merger, Aetna will also be subject to the risk factors described in Part I, Item 1A in Humana’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC, which we have filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2015 and which is incorporated by reference herein.

We may be unable to redeem any or all of the Special Mandatory Redemption Notes in the event of a special mandatory redemption.

If the merger has not been completed by December 31, 2016 (or such later date to which the “End Date” under the merger agreement is extended by agreement between Aetna and Humana) or if, prior to such date, the merger agreement is terminated, we will be obligated to redeem all of the Special Mandatory Redemption Notes at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date (as defined herein). See “Description of the Notes—Special Mandatory Redemption of the Special Mandatory Redemption Notes.” We are not obligated to place the proceeds of the offering of any Notes in escrow prior to the completion of the merger or to provide a security interest in those proceeds. Accordingly, we will need to fund any special mandatory redemption of the Special Mandatory Redemption Notes using proceeds that we have voluntarily retained and from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase any or all of the Special Mandatory Redemption Notes, which would constitute an event of default under the indenture.

In the event of a special mandatory redemption, holders of the Special Mandatory Redemption Notes may not obtain their expected return on such Notes.

If we redeem the Special Mandatory Redemption Notes pursuant to the special mandatory redemption provisions, you may not obtain your expected return on the Special Mandatory Redemption Notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions of the Special Mandatory Redemption Notes, the trading prices of the Special Mandatory Redemption Notes may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the special mandatory redemption provisions if the merger closes, nor will you have any right to require us to repurchase your Special Mandatory Redemption Notes if, between the closing of this offering and the completion of the merger, we experience any changes (including any material adverse changes) in our business or financial condition, or if the terms of the merger agreement change, including in material respects.

The Notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The Notes are unsecured general obligations of Aetna. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the Notes, to the extent of the assets securing our secured indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the Notes. To the extent that our pledged assets cannot satisfy in full our secured indebtedness, the holders of our secured indebtedness would have a claim for any shortfall that would rank equally in right of payment with the Notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of our secured indebtedness. At March 31, 2016, Aetna had no secured indebtedness.

The Notes are structurally subordinated to the liabilities of our subsidiaries.

The Notes are our obligations exclusively and not of any of our subsidiaries. As a result, the Notes will be structurally subordinated to certain indebtedness assumed in connection with our May 2013 acquisition of Coventry and, upon closing of the merger, certain indebtedness assumed in connection with our acquisition of Humana. As of March 31, 2016, giving effect to the merger, we had approximately $4.8 billion aggregate principal amount of such indebtedness issued by subsidiaries that would rank effectively ahead of the Notes offered hereby assuming closing of the merger as of such date.

The amount of interest payable on the Floating Rate Notes is set only once per quarter based on the three-month LIBOR rate on the interest determination date, which rate may fluctuate substantially.

Historically, the level of the three-month LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month LIBOR rate are not necessarily indicative of future levels, fluctuations and/or trends. Any historical upward or downward trend in the three-month LIBOR rate is not an indication that the three-month LIBOR rate is more or less likely to increase or decrease at any time during a floating rate interest period, and you should not take the historical levels of the three-month LIBOR rate as an indication of its future performance. You should further note that although the actual three-month LIBOR rate on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR rate on the applicable interest determination date, you will not benefit from the three-month LIBOR rate at any time other than on the interest determination date for such interest period. As a result, changes in the three-month LIBOR rate may not result in a comparable change in the market value of the Floating Rate Notes.

Actions by regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined and uncertainty as to the nature of such potential changes may adversely affect the trading market for the Floating Rate Notes.

Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that provide rates in connection with the calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. Actions by regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined. At this time, it is not possible to predict the effect of any such changes or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities, including the Floating Rate Notes.

We may not be able to repurchase the Notes upon a Change of Control Triggering Event (as defined in “Description of the Notes—Repurchase Upon a Change of Control”).

Upon the occurrence of a Change of Control Triggering Event, except to the extent we have exercised our right to redeem the Fixed Rate Notes, we will be required to make an offer to purchase all of the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to, but excluding the date of repurchase. It is possible that we will not have sufficient funds at the time of any Change of Control Triggering Event to make the required repurchases of the Notes of each series. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes of a series, we may need to refinance the Notes of one or more series. We cannot assure you that we would be able to refinance the Notes of any series on reasonable terms, or at all. Our failure to offer to purchase all outstanding Notes of any series or to purchase all validly tendered Notes of any series would be an event of default of that series under the indenture for the Notes. Such an event of default may cause the acceleration of our other debt. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the Notes for cash. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a Change of Control (as defined in “Description of the Notes—Repurchase Upon a Change of Control”) under the indenture.

USE OF PROCEEDS

Our net proceeds from this offering are estimated to be approximately $         after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering, together with cash on hand at Aetna and Humana, and an approximately $3.2 billion term loan that we expect to borrow at the time the merger is completed, to fund the cash portion of the purchase price of the merger. The completion of the merger is subject to customary closing conditions, including expiration of the federal Hart-Scott-Rodino Antitrust Improvements Act of 1976 waiting period and approvals of state departments of insurance and other regulators. Pending completion of the merger, we may invest the net proceeds of this offering temporarily in investment-grade securities or similar assets.

If the merger has not been completed by December 31, 2016 (or such later date to which the “End Date” under the merger agreement is extended by agreement between Aetna and Humana) or if, prior to such date, the merger agreement is terminated, we will be obligated to redeem all of the Special Mandatory Redemption Notes at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date (as defined herein). See “Description of the Notes—Special Mandatory Redemption of the Special Mandatory Redemption Notes.” If the merger is not completed, we intend to use the net proceeds of the offering of the Floating Rate Notes, the 20     Notes and the 20     Notes for general corporate purposes, including the possible payment of a termination fee under the merger agreement and repayment of a portion of the Special Mandatory Redemption Notes.

CAPITALIZATION

The following table shows our capitalization on a consolidated basis as of March 31, 2016:

•	on an actual basis;

•	on an as adjusted basis to give effect to this offering (but not the application of the proceeds therefrom), after deducting the underwriting discounts and commissions and estimated offering expenses; and

•	on a pro forma as adjusted basis to give further effect to the merger.

	Actual (unaudited)	As Adjusted (unaudited)		Pro Forma As Adjusted (unaudited)
	(Millions)
Cash and cash equivalents	$3,766.4	$		$

Short-term debt and current portion of long-term debt:
Senior notes, 5.95% due 2017	398.4		398.4		398.4
Commercial paper program	—		—		300.0	(1)
Total short-term debt and current portion of long-term debt	$398.4		$398.4		$698.4
Long-term debt:
Floating rate senior notes, due 20 offered hereby	—
Senior notes, % due 20 offered hereby	—
Senior notes, % due 20 offered hereby	—
Senior notes, % due 20 offered hereby	—
Senior notes, % due 20 offered hereby	—
Senior notes, % due 20 offered hereby	—
Senior notes, % due 20 offered hereby	—
Senior notes, % due 20 offered hereby	—
Senior notes, 1.75% due 2017	249.3		249.3		249.3
Senior notes, 1.5% due 2017	498.0		498.0		498.0
Senior notes, 2.2% due 2019	373.1		373.1		373.1
Senior notes, 3.95% due 2020	743.7		743.7		743.7
Senior notes, 4.125% due 2021	494.4		494.4		494.4
Senior notes, 5.45% due 2021	671.5		671.5		671.5
Senior notes, 2.75% due 2022	983.8		983.8		983.8
Senior notes, 3.5% due 2024	741.8		741.8		741.8
Senior notes, 6.625% due 2036	765.0		765.0		765.0
Senior notes, 6.75% due 2037	527.1		527.1		527.1
Senior notes, 4.5% due 2042	477.3		477.3		477.3
Senior notes, 4.125% due 2042	488.7		488.7		488.7
Senior notes, 4.750% due 2044	370.5		370.5		370.5
Humana’s senior notes, 7.20% due 2018	—		—		501.0
Humana’s senior notes, 6.30% due 2018	—		—		307.0
Humana’s senior notes, 2.625% due 2019	—		—		398.0
Humana’s senior notes, 3.15% due 2022	—		—		595.0
Humana’s senior notes, 3.85% due 2024	—		—		595.0
Humana’s senior notes, 8.15% due 2038	—		—		263.0
Humana’s senior notes, 4.625% due 2042	—		—		396.0
Humana’s senior notes, 4.95% due 2044	—		—		738.0
Term loan	—		—		3,200.0

Total long-term debt	$7,384.2	$		$

	Actual (unaudited)	As Adjusted (unaudited)		Pro Forma As Adjusted (unaudited)
	(Millions)
Shareholders’ equity:
Common stock and additional paid-in capital(2)	$4,632.0		$4,632.0	$

Retained earnings	13,436.4		13,436.4
Accumulated other comprehensive loss	(1,254.9)		(1,254.9)
Total Aetna shareholders’ equity	16,813.5		16,813.5

Total Capitalization	$24,596.1	$		$

(1)	Reflects commercial paper borrowings of Humana at March 31, 2016.
(2)	On an actual and as adjusted basis, share information is as follows: 2.5 billion common shares authorized; 350.6 million common shares issued and outstanding. On a pro forma as adjusted basis, share information is as follows: 2.5 billion common shares authorized; 477.1 million common shares issued and outstanding.

SELECTED FINANCIAL INFORMATION

The following table sets forth our selected consolidated financial data as of, and for each of the years ended December 31, 2011 through 2015, and as of, and for the three-month periods ended March 31, 2016 and March 31, 2015. The financial data as of, and for the three-month periods ended March 31, 2016 and March 31, 2015 is derived from our unaudited financial statements. The unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations during that period and as of that date. Operating results for the three months ended March 31, 2016 are not necessarily indicative of those to be expected for the full fiscal year.

The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, each filed with the SEC and incorporated by reference in this prospectus supplement. For additional information, see “Where You Can Find More Information” in this prospectus supplement.

The selected financial information presented below does not reflect our proposed acquisition of Humana. See “Aetna and Humana Unaudited Pro Forma Condensed Combined Financial Statements” included in this prospectus supplement.

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Millions)
INCOME STATEMENT DATA:
Total revenue	$15,693.8	$15,094.1	$60,336.5	$58,003.2	$47,294.6	$36,599.8	$33,782.2

Health care costs	10,847.7	10,240.5	41,712.0	40,746.7	32,896.0	23,728.9	21,653.5
Current and future benefits	528.9	528.1	2,120.6	2,165.0	2,350.4	2,951.5	1,877.7
Operating expenses	2, 863.6	2,815.5	11,644.4	10,833.0	8,642.6	6,874.0	6,801.9
Interest expense	101.8	80.2	368.5	334.0	336.5	271.2	249.4
Amortization of other acquired intangible assets	62.8	63.2	255.4	243.4	214.6	142.0	120.7
Reduction of reserve for anticipated future losses on discontinued products	—	—	—	—	(86.0)	—	—
Loss on early extinguishment of long-term debt	—	—	—	181.2	—	84.9	—
Total benefits and expenses	14,404.8	13,727.5	56,100.9	54,503.3	44,354.1	34,052.5	30,703.2

Income from continuing operations before income taxes	1,288.6	1,366.6	4,235.6	3,499.9	2,940.5	2,547.3	3,079.0
Income taxes	560.7	590.3	1,841.0	1,454.7	1,028.6	887.5	1,092.1

Net income including non-controlling interests	727.9	776.3	2,394.6	2,045.2	1,911.9	1,659.8	1,986.9
Less: net (loss) income attributable to non-controlling interests	1.3	(1.2)	4.4	4.4	(1.7)	1.9	1.2

Net income attributable to Aetna	$726.6	$777.5	$2,390.2	$2,040.8	$1,913.6	$1,657.9	$1,985.7

BALANCE SHEET DATA (AT PERIOD END):
Total assets	$56,423.7	$55,508.5	$53,381.5	$53,352.8	$49,722.5	$41,340.7	$38,567.2

Debt:
Short-term debt	$—	$297.0	$—	$500.0	$—	$—	$425.9
Current portion of long-term debt	398.4	—	—	229.3	387.3	—	—
Long-term debt, less current portion	7,382.5	7,799.2	7,785.4	7,802.7	7,823.0	6,434.5	3,951.8

Total debt	$7,780.9	$8,096.2	$7,785.4	$8,532.0	$8,210.3	$6,434.5	$4,377.7

Total Aetna shareholders’ equity	$16,813.5	$15,052.6	$16,114.3	$14,482.6	$14,025.5	$10,405.8	$10,120.2

AETNA AND HUMANA UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2015, and for the three months ended March 31, 2016, combine the historical consolidated statements of income of Aetna and Humana, giving effect to the merger (as defined below) as if it had occurred on January 1, 2015, the first day of the fiscal year ended December 31, 2015. Pursuant to the merger agreement, a wholly owned subsidiary of Aetna (“Merger Sub 1”) will be merged with and into Humana, with Humana surviving as a wholly owned subsidiary of Aetna (the “First Merger”), and immediately following the First Merger, Humana will be merged with and into another wholly owned subsidiary of Aetna (“Merger Sub 2”) with Merger Sub 2 surviving as a wholly owned subsidiary of Aetna (the “Second Merger,” and together with the First Merger, referred to as the “merger”). At the effective time of the Second Merger, Merger Sub 2 will be renamed Humana LLC. The unaudited pro forma condensed combined balance sheet as of March 31, 2016, combines the historical consolidated balance sheets of Aetna and Humana, giving effect to the merger as if it had occurred on March 31, 2016. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes, which are incorporated by reference in this prospectus supplement:

•	separate historical consolidated financial statements of Aetna as of, and for the year ended, December 31, 2015, and the related notes included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2015;

•	separate historical consolidated financial statements of Humana at, and for the year ended, December 31, 2015, and the related notes included in Aetna’s Current Report on Form 8-K filed on June 2, 2016;

•	separate historical condensed consolidated financial statements of Aetna as of, and for the three months ended, March 31, 2016, and the related notes included in Aetna’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016; and

•	separate historical condensed consolidated financial statements of Humana at, and for the three months ended, March 31, 2016, and the related notes included in Aetna’s Current Report on Form 8-K filed on June 2, 2016.

The unaudited pro forma condensed combined financial information has been prepared by Aetna using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). Aetna has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. The merger has not yet received the necessary approvals from governmental authorities. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (which is referred to as the “HSR Act”) and other relevant laws and regulations, and before completion of the merger, there are significant limitations regarding what Aetna can learn about Humana. The assets and liabilities of Humana have been measured based on various preliminary estimates using assumptions that Aetna believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC.

Aetna intends to commence the necessary valuation and other studies required to complete the acquisition accounting for the merger promptly upon completion of the merger and will finalize the acquisition accounting as soon as practicable within the required measurement period prescribed by Financial Accounting Standards Board Accounting Standards Codification (which is referred to as “ASC”) 805, Business Combinations, but in no event later than one year following completion of the merger.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Aetna and Humana would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the merger. The unaudited pro forma condensed combined financial information does not reflect any potential divestitures that may occur prior to, at the time of, or subsequent to, the completion of the merger or cost savings that may be realized as a result of the merger and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings. In addition, the unaudited pro forma condensed combined balance sheet does not reflect any potential debt repayments following the completion of the merger. No material intercompany transactions between Aetna and Humana during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

Unaudited Pro Forma Condensed Combined

Statement of Income

For the Year Ended December 31, 2015

(Millions, except per common share data)	Aetna	Humana	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Revenue:
Health care and other premiums	$53,788.8	$52,409.0	$—		$106,197.8
Fees and other revenue	5,631.3	1,822.0	—		7,453.3
Net investment income	916.4	328.0	(68.7	)(a)(b)	1,175.7

Total revenue	60,336.5	54,559.0	(68.7)		114,826.8

Benefits and expenses:
Health care costs and benefits	43,832.6	44,269.0	—		88,101.6
Selling, general and administrative expenses	11,899.8	7,673.0	267.4	(c)(d)	19,840.2
Interest expense	368.5	186.0	407.4	(d)(e)(f)	961.9

Total benefits and expenses	56,100.9	52,128.0	674.8		108,903.7

Income before income taxes (benefits)	4,235.6	2,431.0	(743.5)		5,923.1
Income tax expense (benefit)	1,841.0	1,155.0	(260.2	)(g)	2,735.8

Net income including non-controlling interests	2,394.6	1,276.0	(483.3)		3,187.3

Less: Net income attributable to non-controlling interests	4.4	—	—		4.4

Net income attributable to Aetna	$2,390.2	$1,276.0	$(483.3)		$3,182.9

Earnings per common share:
Basic	$6.84	$8.54			$6.69

Diluted	$6.78	$8.44			$6.64

Weighted-average shares:
Basic	349.3	149.5	(23.0	)(h)	475.8

Diluted	352.6	151.1	(24.6	)(h)	479.1

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments shown above are explained in Note 6. Income Statement Pro Forma Adjustments, beginning on page S-25 of this prospectus supplement.

Unaudited Pro Forma Condensed Combined

Statement of Income

For the Three Months Ended March 31, 2016

(Millions, except per common share data)	Aetna	Humana	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Revenue:
Health care and other premiums	$14,009.1	$13,440.0	$—		$27,449.1
Fees and other revenue	1,466.6	280.0	—		1,746.6
Net investment income	217.7	80.0	(18.3	)(a)(b)	279.4

Total revenue	15,693.4	13,800.0	(18.3)		29,475.1

Benefits and expenses:
Health care costs and benefits	11,376.6	11,397.0	—		22,773.6
Selling, general and administrative expenses	2,926.4	1,856.0	40.2	(c)(d)	4,822.6
Interest expense	101.8	47.0	91.6	(d)(e)(f)	240.4

Total benefits and expenses	14,404.8	13,300.0	131.8		27,836.6

Income before income taxes (benefits)	1,288.6	500.0	(150.1)		1,638.5
Income tax expense (benefit)	560.7	266.0	(52.5	)(g)	774.2

Net income including non-controlling interests	727.9	234.0	(97.6)		864.3

Less: Net income attributable to non-controlling interests	1.3	—	—		1.3

Net income attributable to Aetna	$726.6	$234.0	$(97.6)		$863.0

Earnings per common share:
Basic	$2.07	$1.57			$1.81

Diluted	$2.06	$1.56			$1.80

Weighted-average shares:
Basic	350.7	149.2	(22.7	)(h)	477.2

Diluted	353.1	150.6	(24.1	)(h)	479.6

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments shown above are explained in Note 6. Income Statement Pro Forma Adjustments, beginning on page S-25 of this prospectus supplement.

Unaudited Pro Forma Condensed Combined

Balance Sheet

As of March 31, 2016

(Millions)	Aetna	Humana	Pro Forma Adjustments (Note 7)		Pro Forma Combined
Assets:
Current assets:
Cash and cash equivalents	$3,766.4	$2,801.0	$(2,756.0	)(i)	$3,811.4
Investments	3,127.8	7,738.0	—		10,865.8
Premiums and other receivables, net	4,880.4	1,737.0	—		6,617.4
Other current assets	3,619.0	5,568.0	—		9,187.0

Total current assets	15,393.6	17,844.0	(2,756.0)		30,481.6

Long-term investments	22,112.2	1,940.0	—		24,052.2
Goodwill	10,636.8	3,265.0	18,902.5	(j)	32,804.3
Other acquired intangible assets, net	1,626.4	336.0	6,779.0	(k)	8,741.4
Other long-term assets	2,636.8	3,549.0	(934.0	)(l)	5,251.8
Separate Accounts assets	4,017.9	—	—		4,017.9

Total assets	$56,423.7	$26,934.0	$21,991.5		$105,349.2

Liabilities and shareholders’ equity:
Current liabilities:
Health care costs payable and unpaid claims	$7,600.5	$5,114.0	$—		$12,714.5
Short term debt	—	300.0	—		300.0
Accrued expenses and other current liabilities	10,314.7	4,691.0	491.7	(m)	15,497.4

Total current liabilities	17,915.2	10,105.0	491.7		28,511.9

Long-term debt	7,382.5	3,793.0	16,350.2	(n)	27,525.7
Other long-term liabilities	10,229.4	2,511.0	1,760.3	(o)	14,500.7
Separate Accounts liabilities	4,017.9	—	—		4,017.9

Total liabilities	39,545.0	16,409.0	18,602.2		74,556.2

Shareholders’ equity:
Common stock and additional paid-in-capital(1)	4,632.0	2,531.0	11,675.7	(p)	18,838.7
Retained earnings	13,436.4	7,918.0	(8,210.4	)(q)	13,144.0
Accumulated other comprehensive (loss) income	(1,254.9)	76.0	(76.0	)(r)	(1,254.9)

Total shareholders’ equity	16,813.5	10,525.0	3,389.3		30,727.8

Non-controlling interests	65.2	—	—		65.2

Total equity	16,878.7	10,525.0	3,389.3		30,793.0

Total liabilities and equity	$56,423.7	$26,934.0	$21,991.5		$105,349.2

(1)	On an historical basis, share information of Aetna is as follows: 2.5 billion common shares authorized; 350.6 million common shares issued and outstanding. On a pro forma combined basis, share information is as follows: 2.5 billion common shares authorized; 477.1 million common shares issued and outstanding.

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments shown above are explained in Note 7. Balance Sheet Pro Forma Adjustments, beginning on page S-27 of this prospectus supplement.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On July 2, 2015, Aetna, Merger Sub 1, Merger Sub 2 and Humana entered into the merger agreement, pursuant to which, subject to the terms and conditions set forth in the merger agreement, Humana will become a wholly owned subsidiary of Aetna. Upon completion of the merger, each share of Humana common stock issued and outstanding will be converted into the right to receive $125.00 in cash (the “Per Share Cash Consideration”), without interest, and 0.8375 of an Aetna common share (the “Per Share Stock Consideration”). The Per Share Cash Consideration together with the Per Share Stock Consideration is the “Merger Consideration”.

At the effective time of the First Merger, each option to purchase shares of Humana common stock outstanding under any employee benefit plan (each, a “Humana Stock Option”) that is vested or that, pursuant to its terms as in effect as of the date of the merger agreement, would become vested as of the effective time of the First Merger, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the excess, if any, of (1) the sum of (x) the Per Share Cash Consideration plus (y) the value equal to the product of the Parent Stock Price (as defined below) multiplied by 0.8375 (the sum of the amounts in clauses (x) and (y), the “Equity Award Cash Consideration”) over (2) the applicable per share exercise price of such Humana Stock Option multiplied by (B) the total number of shares of Humana common stock subject to such Humana Stock Option. For purposes of the merger agreement, the “Parent Stock Price” means the average of the volume weighted averages of the trading prices of Aetna common shares on the New York Stock Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Aetna and Humana) on each of the five consecutive trading days ending on the trading day that is two trading days prior to the closing date of the First Merger. Each Humana Stock Option that is vested or that, pursuant to its terms as in effect as of the date of the merger agreement, would become vested as of the effective time of the First Merger, with a per share exercise price greater than or equal to the Equity Award Cash Consideration, will be cancelled for no consideration.

Each Humana Stock Option that (i) is not cancelled pursuant to the provisions described in the preceding paragraph or (ii) is granted after the date of the merger agreement (to the extent permitted by the merger agreement), at the effective time of the First Merger will, by virtue of the First Merger and without further action on the part of any holder thereof, be assumed by Aetna and become, as of the effective time of the First Merger, an option (an “Assumed Stock Option”) to purchase, on the same terms and conditions (including with respect to vesting, exercise and expiration) as applied to each such Humana Stock Option immediately prior to the effective time of the First Merger, Aetna common shares, except that (A) the number of Aetna common shares subject to such Assumed Stock Option will equal (x) the number of shares of Humana common stock that were subject to such Humana Stock Option immediately prior to the effective time of the First Merger, multiplied by (y) the Equity Award Exchange Ratio (as defined below), rounded down to the nearest whole share, and (B) the per-share exercise price will equal the quotient of (1) the exercise price per share of Humana common stock at which such Humana Stock Option was exercisable immediately prior to the effective time of the First Merger, divided by (2) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. For purposes of the merger agreement, the “Equity Award Exchange Ratio” means the sum of (i) the Per Share Stock Consideration, plus (ii) the quotient of (x) the Per Share Cash Consideration, divided by (y) the Parent Stock Price, rounded to the nearest one thousandth.

Immediately prior to the effective time of the First Merger, for each restricted stock unit award with respect to shares of Humana common stock outstanding under any employee benefit plan that (i) either (x) vests solely based on the passage of time (each, a “Humana RSU Award”) or (y) vests based on the achievement of performance goals (each, a “Humana PSU Award”) and (ii) pursuant to its terms as in effect on the date of the merger agreement, provides for automatic accelerated vesting upon the consummation of the transactions contemplated by the merger agreement: (1) the restrictions and vesting conditions applicable to such Humana RSU Award or Humana PSU Award will lapse and (2) each such Humana RSU Award or Humana PSU Award will, by virtue of the First Merger and without any action on the part of the holder thereof, be converted as of the effective time of the First Merger into the right to receive, with respect to each share of Humana common stock underlying such Humana RSU Award or Humana PSU Award, the Merger Consideration plus a cash amount equal to the accrued but unpaid dividend equivalent rights as of the completion of the merger relating to such Humana RSU Award or Humana PSU Award. Humana PSU Awards will be converted assuming the achievement of the maximum level of performance to the extent required by their terms.

Each Humana RSU Award and Humana PSU Award that (i) is not converted into a right to receive the consideration described in the paragraph above or (ii) is granted after the date of the merger agreement (to the extent permitted by the merger agreement), at the effective time of the First Merger will, by virtue of the First Merger and without further action on the part of any holder thereof, be assumed by Aetna and will be converted into a restricted unit award corresponding to the Merger Consideration (each, an “Assumed Restricted Unit Award”) that settles in (A) an amount in cash equal to the sum of an amount equal to the accrued but unpaid dividend equivalent rights as of the completion of the merger relating to such Assumed Restricted Unit Award plus the product of (x) the Per Share Cash Consideration, multiplied by (y) the number of shares of Humana common stock underlying the Humana RSU Award or Humana PSU Award, as applicable (with performance determined in accordance with the applicable agreement in the case of Humana PSU Awards), and (B) a number of Aetna common shares equal to the product of (x) the Per Share Stock Consideration, multiplied by (y) the number of shares of Humana common stock underlying the Humana RSU Award or Humana PSU Award, as applicable. Except as provided in the immediately preceding sentence, each Assumed Restricted Unit Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Humana RSU Award or Humana PSU Award (with performance determined in accordance with the applicable agreement in the case of Humana PSU Awards) immediately prior to the effective time of the First Merger (including any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the First Merger).

On October 19, 2015, Aetna and Humana each obtained the approval of their respective shareholders necessary for the merger. We continue to work with the U.S. Department of Justice to obtain clearance for the merger, and as of May 31, 2016, we had obtained approvals in approximately 75% of the twenty states in which change of control regulatory approvals are necessary to close the acquisition. The merger is currently projected to close in the second half of 2016 and remains subject to customary closing conditions, including expiration of the HSR Act waiting period and approvals of state departments of insurance and other regulators.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of Aetna and Humana. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC 820, Fair Value Measurements.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the merger is completed at the then-current market price. This requirement will likely result in a per share equity component that is different from the amount assumed in these unaudited pro forma condensed combined financial statements, since the market price of the Aetna common shares at the date the merger is completed may be different than the $112.27 market price that was used in the preparation of these unaudited pro forma condensed combined financial statements. The market price of $112.27 was based upon the closing price of Aetna common shares on the New York Stock Exchange on April 30, 2016.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, specifies related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as

“the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Aetna may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Aetna’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of completion of the merger, primarily at their respective fair values and added to those of Aetna. Financial statements and reported results of operations of Aetna issued after completion of the merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Humana.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Acquisition-related transaction costs expected to be incurred by Aetna include estimated fees related to a bridge financing commitment and credit agreement and a term loan agreement and estimated interest costs associated with the issuance of long-term transaction-related debt that Aetna expects to issue prior to the completion of the merger and the term loan that Aetna expects to borrow at the time of completion of the merger. Total acquisition-related transaction costs expected to be incurred by Aetna and Humana are estimated to be $526.8 million and $118.7 million, respectively, of which $99.7 million and $54.1 million, respectively, were incurred through March 31, 2016.

The unaudited pro forma condensed combined balance sheet as of March 31, 2016 is required to include adjustments which give effect to events that are directly attributable to the merger and factually supportable regardless of whether they are expected to have a continuing impact on the companies’ post-merger results or are non-recurring. Therefore, acquisition-related transaction costs expected to be incurred by Aetna and Humana subsequent to March 31, 2016 of $427.1 million and $64.6 million, respectively, are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of March 31, 2016 as an increase to accrued expenses and other current liabilities, with the related tax benefits reflected as a decrease in other long-term liabilities and the after tax impact presented as a decrease to retained earnings.

The unaudited pro forma condensed combined financial statements do not reflect any potential divestitures that may occur prior to, at the time of, or subsequent to, the completion of the merger, or the projected realization of cost savings following completion of the merger. These cost savings opportunities are from administrative cost savings, as well as network and medical management savings. Although Aetna projects that cost savings will result from the merger, there can be no assurance that these cost savings will be achieved. The unaudited pro forma condensed combined financial statements reflect an immaterial amount of pretax integration-related costs that have been incurred. The total amount of restructuring and integration-related costs following completion of the merger are projected to be approximately $1 billion through 2019. Such restructuring and integration-related costs will be expensed in the appropriate accounting periods after completion of the merger. In addition, the unaudited pro forma condensed combined balance sheet does not reflect any potential debt repayments following the completion of the merger.

3.	Accounting Policies

At completion of the merger, Aetna will review Humana’s accounting policies. As a result of that review, Aetna may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements assume there are no differences in accounting policies.

4.	Estimate of Consideration Expected to be Transferred

The following is a preliminary estimate of consideration expected to be transferred to effect the acquisition of Humana:

(Millions, except per common share data)	Conversion Calculation	Estimated Fair Value	Form of Consideration
Consideration Transferred:
Number of shares of Humana common stock outstanding at April 30, 2016:	149.0
Multiplied by Aetna’s share price at April 30, 2016, multiplied by the exchange ratio ($112.27*0.8375)	$94.03	$14,013.9	Aetna Common Shares
Multiplied by the per share cash consideration	$125.00	$18,629.6	Cash

Number of shares underlying in-the-money Humana stock options vested and unvested outstanding as of April 30, 2016, expected to be cancelled and exchanged for cash	.7
Multiplied by the excess, if any, of (1) the sum of (x) the per share cash consideration plus (y) Aetna’s share price at
April 30, 2016, multiplied by the exchange ratio ($112.27*0.8375) over (2) the weighted-average exercise price of such in-the-money stock options	$99.39	$70.2	Cash

Number of Humana RSUs and Humana PSUs outstanding at April 30, 2016:	2.0
Multiplied by Aetna’s share price at April 30, 2016, multiplied by the exchange ratio ($112.27*0.8375)	$94.03	$192.8	Aetna Common Shares
Multiplied by the per share cash consideration	$125.00	$256.2	Cash

Other consideration transferred (s)		—

Estimate of Total Consideration Expected to be Transferred (t)		$33,162.7

Certain amounts may reflect rounding adjustments.

(s)	As further described in Note 1. Description of Transaction, certain outstanding equity awards granted to Humana employees will not be settled upon completion of the merger, and instead will be converted into replacement awards (collectively the “Replacement Awards”) issued by Aetna. The above table excludes 0.8 million aggregate Humana RSUs and Humana PSUs and 0.4 million Humana stock options, each outstanding at April 30, 2016, and any related dividend equivalent rights, from the estimate of total consideration expected to be transferred. Other consideration transferred will include the portion of the fair value of the Replacement Awards that is attributed to pre-merger services. The fair value attributable to post-merger services will be recorded as compensation expense in Aetna’s post-merger financial statements. At this time, Aetna is unable to reasonably estimate the respective fair values attributable to pre- and post-merger services.

(t)	The estimated total consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent the actual consideration that will be transferred when the merger is completed. In accordance with ASC 805, the fair value of equity securities issued as part of the consideration transferred will be measured on the date the merger is completed at the then-current market price. This requirement will likely result in a different value of the common share component of the purchase consideration and a per Humana share equity component different from the $94.03 assumed in these unaudited pro forma condensed combined financial statements, and that difference may be material. For example, if the price of Aetna’s common shares on the date the merger is completed increased or decreased by 10% from the price assumed in these unaudited pro forma condensed combined financial statements, the consideration transferred would increase or decrease by approximately $1.4 billion, which would be reflected in these unaudited pro forma condensed combined financial statements as an increase or decrease to goodwill.

5.	Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Aetna in the merger, reconciled to the estimate of total consideration expected to be transferred:

(Millions)	At March 31 2016
Assets Acquired and Liabilities Assumed:
Historical net book value of net assets acquired	$10,525.0
Less historical:
Goodwill	(3,265.0)
Intangible assets	(336.0)
Capitalized software	(802.0)
Deferred acquisition costs	(132.0)
Deferred tax assets on outstanding equity awards	(28.0)
Deferred tax assets on deferred acquisition costs	48.4
Deferred tax liabilities on historical capitalized software	293.8
Deferred tax liabilities on historical goodwill and intangible assets	223.4

Adjusted book value of net assets acquired	$6,527.6

Adjustments to:
Goodwill (u)	$22,167.5
Identifiable intangible assets (v)	7,115.0
Deferred tax liabilities (w)	(2,405.7)
Fair value adjustment to debt (x)	(241.7)
Other (y)	—

Total adjustments	26,635.1

Consideration transferred	$33,162.7

(u)	Goodwill is calculated as the difference between the acquisition date fair value of the total consideration expected to be transferred and the aggregate values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(v)	As of completion of the merger, identifiable intangible assets of Humana are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets, but it is not assumed that any market participant synergies will be achieved.

The fair value of identifiable intangible assets is determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. Other valuation methods, including the market approach and cost approach, were also considered in estimating the fair value. Under the HSR Act and other relevant laws and regulations, there are significant limitations on Aetna’s ability to obtain specific information about Humana’s intangible assets prior to completion of the merger.

As of the date of this prospectus supplement, Aetna does not have sufficient information as to the amount, timing and risk of the cash flows from all of Humana’s identifiable intangible assets to determine their fair value. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the future cash flows; the assessment of the asset’s life cycle; and the competitive trends impacting the asset. However, for purposes of these unaudited pro forma condensed combined financial statements and using publicly available information, such as historical revenues, Humana’s cost structure, industry information for comparable intangible assets and certain other high-level assumptions, the fair value of Humana’s identifiable intangible assets and their weighted-average useful lives have been preliminarily estimated as follows:

	Estimated Fair Value (Millions)	Estimated Weighted- Average Useful Life (Years)
Customer lists	$4,550.0	8.5
Trademarks/tradenames	1,590.0	22.5
Provider networks	600.0	17.5
Technology	375.0	7.5

Total	$7,115.0

These preliminary estimates of fair value and weighted-average useful life will likely be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once Aetna has full access to information about Humana’s intangible assets, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets (as applicable) and/or (iii) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their weighted-average useful lives could be impacted by a variety of factors that may become known to Aetna only upon access to additional information and/or by changes in such factors that may occur prior to completion of the merger. These factors include, but are not limited to, changes in the regulatory, legislative, legal, technological and/or competitive environments. Increased knowledge about these and/or other elements could result in a change to the estimated fair value of the identifiable Humana intangible assets and/or to the estimated weighted-average useful lives from what Aetna has assumed in these unaudited pro forma condensed combined financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to Aetna’s estimate of associated amortization expense.

(w)	As of the completion of the merger, Aetna will establish net deferred tax liabilities and make other tax adjustments as part of the accounting for the merger, primarily related to estimated fair value adjustments for identifiable intangible assets and debt (see (v) and (x)). The pro forma adjustment to record the effect of deferred taxes was computed as follows:

(Millions)
Estimated fair value of identifiable intangible assets to be acquired	$7,115.0
Estimated fair value adjustment of debt to be assumed	(241.7)

Total estimated fair value adjustments of assets to be acquired and liabilities to be assumed	$6,873.3

Deferred taxes associated with the estimated fair value adjustments of assets to be acquired and liabilities to be assumed, at 35% (*)	$2,405.7

(*)	Aetna assumed a blended 35% tax rate when estimating the deferred tax impacts of the Humana acquisition.

(x)	As of the completion of the merger, Humana’s outstanding debt is required to be measured at fair value. Aetna has calculated the pro forma adjustment using publicly available information and believes the pro forma adjustment amount to be reasonable as of March 31, 2016. This adjustment reflects the incremental fair value of long-term debt over the historical carrying value.

(y)	As of the completion of the merger, various other assets and liabilities of Humana are required to be measured at fair value, including, but not limited to: premiums and other receivables, property and equipment, insurance liabilities, and legal contingencies. As of the date of this prospectus supplement, Aetna does not have sufficient information to make a reasonable preliminary estimate of the fair value of these assets and liabilities. Accordingly, for purposes of these unaudited pro forma condensed combined financial statements, Aetna has assumed that the historical Humana book values of these other assets and liabilities represent the best estimate of their fair value.

6.	Income Statement Pro Forma Adjustments

This note should be read in conjunction with Notes 1 through 5. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	For purposes of these unaudited pro forma condensed combined financial statements, Aetna estimated forgone interest income associated with cash used to partially fund a portion of the Merger Consideration. The estimated forgone interest income for the combined entity in 2015 and for the three months ended March 31, 2016, is $5.4 million and $1.3 million, respectively. Aetna’s estimate is based on a weighted-average annual interest rate of 0.26% and 0.25% in 2015 and for the three months ended March 31, 2016, respectively.

(b)	For purposes of these unaudited pro forma condensed combined financial statements, Aetna estimated forgone interest income associated with adjusting the amortized cost of Humana’s investment portfolio to fair value as of completion of the merger. Forgone interest income due to fair value adjustment to Humana’s investment portfolio under the acquisition method of accounting is estimated to be $63.3 million and $17.0 million in 2015 and for the three months ended March 31, 2016, respectively.

(c)	To adjust amortization expense, as follows:

(Millions)	Year Ended December 31, 2015	Three Months Ended March 31, 2016
Eliminate Humana’s historical intangible asset amortization expense	$(93.0)	$(21.0)
Eliminate Humana’s historical deferred acquisition cost amortization expense	(63.0)	(16.0)
Eliminate Humana’s historical capitalized software amortization expense	(220.0)	(61.0)
Estimated transaction-related intangible asset amortization *	690.2	172.6

Estimated adjustment to amortization expense	$314.2	$74.6

(*)	Assumes an estimated $7.1 billion of finite-lived identifiable intangible assets and a weighted average amortization period of approximately 12 years (Refer to Note 5. Estimate of Assets to be Acquired and Liabilities to be Assumed).

(d)	To eliminate acquisition-related transaction costs incurred by Aetna and Humana, selling, general and administrative expenses are reduced by $46.8 million and $34.4 million and interest expense is reduced by $50.1 million and $22.5 million in 2015 and during the three months ended March 31, 2016, respectively.

(e)	Aetna estimates additional interest expense of $12.6 million in 2015 and $3.1 million in the three months ended March 31, 2016, related to the amortization of debt issuance costs associated with the long-term debt expected to be issued to partially fund the merger.

(f)	Aetna estimates interest expense of $444.9 million in 2015 and $111.0 million in the three months ended March 31, 2016, associated with debt expected to be issued to finance the merger and the amortization of the estimated fair value adjustment to Humana’s debt:

•	Additional interest expense of $438.0 million in 2015 and $109.5 million in the three months ended March 31, 2016, based on approximately $13 billion of long-term fixed-rate and/or floating-rate debt securities Aetna expects to issue to partially fund the merger. The calculation of interest expense on the long-term debt securities assumes (i) various maturity tranches ranging from 1.5 to 30 years and (ii) a weighted average annual coupon rate of 3.144%. If interest rates were to increase or decrease by 0.125% from the rates assumed in estimating this pro forma adjustment to interest expense, pro forma interest expense would increase or decrease by approximately $16.3 million in 2015 and $4.1 million in the three months ended March 31, 2016.

•	Additional interest expense of $58.5 million in 2015 and $14.4 million in the three months ended March 31, 2016, based on an approximately $3.2 billion term loan Aetna expects to borrow to partially fund the merger. The calculation of interest expense on the term loan assumes (i) a maturity of 3 years and (ii) an annual interest rate of 2.017%. If interest rates were to increase or decrease by 0.125% from the rates assumed in estimating this pro forma adjustment to interest expense, pro forma interest expense would increase or decrease by approximately $4.0 million in 2015 and $1.0 million in the three months ended March 31, 2016.

•	In connection with the merger agreement, Aetna amended its unsecured $2.0 billion five-year revolving credit agreement to increase the available commitments to $3.0 billion. The increase in available commitments under Aetna’s revolving credit facility is expected to be effective at or promptly following the termination of Humana’s existing credit facility and the completion of the merger. Aetna does not expect to draw on that facility; however, Aetna estimates that it would have incurred facility fees on the incremental commitment of $2.0 million in 2015 and $0.5 million for the three months ended March 31, 2016. These amounts are reflected as pro forma adjustments to interest expense for these periods.

•	Additional interest expense associated with incremental debt issued to finance the merger, as described above, is partially offset by estimated reductions to interest expense of $53.6 million in 2015 and $13.4 million in the three months ended March 31, 2016. These reductions are from the amortization of the estimated fair value adjustment to Humana’s outstanding debt over the remaining life of Humana’s outstanding debt. Humana’s debt is required to be measured at fair value under the acquisition method of accounting.

(g)	Aetna assumed a blended 35% tax rate when estimating the tax impact of the merger, representing the federal statutory tax rate and exclusion of any state tax impacts which are unknown as of the date of this prospectus supplement but expected to be immaterial. The effective tax rate of the combined company could be significantly different depending upon post-acquisition activities of the combined company.

(h)	The combined basic and diluted earnings per share for the periods presented are based on the combined weighted-average basic and diluted common shares of Aetna and Humana. The historical weighted-average basic and diluted shares of Humana were assumed to be replaced by the shares expected to be issued by Aetna to effect the merger.

The following table summarizes the computation of the unaudited pro forma combined weighted average basic and diluted shares outstanding:

(Millions)	Year Ended December 31, 2015	Three Months Ended March 31, 2016
Aetna weighted average shares used to compute basic EPS	349.3	350.7
Humana shares outstanding at April 30, 2016, converted at the exchange ratio (149.0*0.8375)	124.8	124.8

Combined weighted average basic shares outstanding	474.1	475.5

Number of Humana RSUs and Humana PSUs outstanding at April 30, 2016, converted at the exchange ratio (2.0*0.8375)	1.7	1.7

Pro forma weighted average basic shares outstanding	475.8	477.2

Dilutive effect of Aetna’s outstanding stock-based compensation awards	3.3	2.4

Pro forma weighted average shares used to compute diluted EPS (1)	479.1	479.6

Certain amounts may reflect rounding adjustments.

(1)	Does not include outstanding Humana RSUs and Humana PSUs that will be settled in Merger Consideration or vested or unvested Humana stock options that will be paid in cash and cancelled upon completion of the merger as described in Note 1. Description of Transaction; and Note 4. Estimate of Consideration Expected to be Transferred.

7.	Balance Sheet Pro Forma Adjustments

This note should be read in conjunction with Notes 1 through 5. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(i)	To reflect the use of an estimated aggregate $2.7 billion of available cash in order to partially fund the merger. The remainder of the estimated cash consideration expected to fund the merger is expected to be financed with approximately $13 billion of long-term debt securities that Aetna expects to issue before the merger is completed; and an approximately $3.2 billion term loan that Aetna expects to borrow at the time the merger is completed (See Note 4. Estimate of Consideration Expected to be Transferred).

(j)	To adjust goodwill to an estimate of acquisition-date goodwill, as follows:

(Millions)
Eliminate Humana’s historical goodwill	$(3,265.0)
Estimated transaction goodwill	22,167.5

Total	$18,902.5

(k)	To adjust intangible assets to their estimated fair value, as follows:

(Millions)
Eliminate Humana’s historical intangible assets	$(336.0)
Estimated fair value of intangible assets acquired	7,115.0

Total	$6,779.0

(l)	To eliminate Humana’s historical capitalized software of $802.0 million and historical deferred acquisition costs of $132.0 million, as there is no future economic benefit associated with these assets.

(m)	To record estimated acquisition-related transaction costs of $491.7 million expected to be incurred subsequent to March 31, 2016. Total acquisition-related transaction costs expected to be incurred by Aetna and Humana are estimated to be $526.8 million and $118.7 million, respectively, of which $99.7 million and $54.1 million, respectively, were incurred through March 31, 2016.

(n)	To record long-term debt to be issued and the term loan to be borrowed by Aetna to partially fund the merger, to record expected debt issuance costs as a reduction to long-term debt and to adjust Humana’s debt to an estimate of fair value, as follows:

(Millions)
Establish incremental Aetna long-term debt to effect the merger	$13,000.0
Establish incremental Aetna term loan debt to effect the merger	3,200.0
Estimated debt issuance costs related to incremental Aetna long-term debt	(91.5)
Estimated fair value increase to Humana debt assumed over carrying value	241.7

Total	$16,350.2

(o)	Adjustment of tax liabilities (assets) as follows:

(Millions)
Adjust Humana’s historical deferred tax liability on goodwill and intangible assets	$(223.4)
Adjust Humana’s historical deferred tax liability on capitalized software	(293.8)
Eliminate Humana’s historical deferred tax asset on outstanding equity awards	28.0
Adjust Humana’s historical deferred tax asset on deferred acquisition costs	(48.4)
Estimated deferred tax asset related to tax-deductible acquisition-related transaction costs	(139.8)
Estimated transaction-related deferred tax liability on identifiable intangible assets	2,490.3
Estimated transaction-related deferred tax asset for fair value increase to assumed Humana debt	(84.6)
Estimated transaction-related current tax liability for debt issuance costs	32.0

Total	$1,760.3

(p)	To eliminate Humana’s historical common shares and additional paid-in capital and record the stock portion of the Merger Consideration as follows:

(Millions)
Eliminate Humana’s historical common shares and additional paid-in-capital	$(2,531.0)
Issuance of Aetna common shares	14,206.7

Total	$11,675.7

(q)	To eliminate Humana’s historical retained earnings, to estimate the after-tax portion of the acquisition-related transaction costs projected to be incurred after March 31, 2016 and to record the after-tax portion of projected debt issuance costs as follows:

(Millions)
Elimination of Humana’s historical retained earnings	$(7,918.0)
Transaction costs projected to be incurred	(351.9)
Debt issuance costs projected to be incurred	59.5

Total	$(8,210.4)

(r)	To eliminate Humana’s historical accumulated other comprehensive income of $76.0 million.

The unaudited pro forma condensed combined financial statements do not present a combined dividend per share amount. On each of April 24, 2015, July 31, 2015, October 30, 2015, January 29, 2016, and April 29, 2016 Aetna paid a dividend of $0.25 per Aetna common share. On each of January 30, 2015 and April 24, 2015 Humana paid a dividend of $0.28 per share of Humana common stock, and on each of July 31, 2015, October 30, 2015, January 29, 2016 and April 29, 2016 Humana paid a dividend of $0.29 per share of Humana common stock. Under the terms of the merger agreement, during the period prior to completion of the merger, Humana is not permitted to declare, set aside or pay any dividend or other distribution other than its regular cash dividend in the ordinary course of business consistent with past practice in an amount not to exceed $0.29 per share per quarter. Under the terms of the merger agreement, during the period before completion of the merger, Aetna is not permitted to declare, set aside or pay any dividend or other distribution other than its regular cash dividend in the ordinary course of business consistent with past practice in an amount not to exceed $0.25 per share per quarter. The dividend policy of Aetna following completion of the merger will be determined by Aetna’s Board of Directors.

DESCRIPTION OF THE NOTES

The Notes offered by this prospectus supplement consist of eight separate series of “senior debt securities” as described in the accompanying prospectus. This description supplements the description of the general terms and provisions of the debt securities found in the accompanying prospectus. References in this Description of the Notes to the “Company,” the “Issuer,” “we,” “us” and “our” refer to Aetna Inc.

Capitalized terms used and not otherwise defined below or elsewhere in this prospectus supplement or the accompanying prospectus are used with the respective meanings given thereto in the Senior Indenture dated as of March 2, 2001 between Aetna Inc. and U.S. Bank National Association, successor-in-interest to State Street Bank and Trust Company, as Trustee (the “Base Indenture”), as supplemented by the Supplemental Indenture to be dated as of                 , 2016 between the Company and the Trustee (the “Supplemental Indenture”). Any reference to the “Indenture” contained in this prospectus supplement refers to the Base Indenture as supplemented by the Supplemental Indenture (the “Indenture”) unless the context indicates otherwise. Any reference to the “Notes” contained in this prospectus supplement collectively refers to Aetna Inc.’s Floating Rate Senior Notes due                 , 20          (the “Floating Rate Notes”),     % Senior Notes due                 , 20          (the “20          Notes”),     % Senior Notes due                 , 20          (the “20          Notes”),     % Senior Notes due                 , 20          (the “20          Notes”),     % Senior Notes due                 , 20          (the “20          Notes”),     % Senior Notes due                 , 20          (the “20          Notes”),     % Senior Notes due                 , 20          (the “20          Notes”) and     % Senior Notes due                 , 20          (the “20          Notes”), unless the context indicates otherwise. Any reference to the “Fixed Rate Notes” contained in this prospectus supplement collectively refers to the 20          Notes, the 20          Notes, the 20          Notes, the 20          Notes, the 20          Notes, the 20          Notes and the 20          Notes.

The Indenture, as applicable to each series of Notes, does not restrict our ability to incur additional indebtedness. In addition, under the terms of each series of Notes, the holders of the Notes will not have the benefit of the covenant in the Base Indenture described under “Description of Debt Securities—Limitations on Liens on Common Stock of Principal Subsidiaries” or the cross-acceleration event of default in the Base Indenture described in the fourth bullet under “Description of Debt Securities—Events of Default and Notice Thereof,” each as described in the accompanying prospectus.

The Indenture contains a limitation on our ability to consolidate or merge with another person or sell our assets; however, this negative covenant contains important exceptions. See “Description of Debt Securities— Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

General

The Floating Rate Notes initially will be limited to $         aggregate principal amount. The 20          Notes initially will be limited to $         aggregate principal amount. The 20          Notes initially will be limited to $         aggregate principal amount. The 20          Notes initially will be limited to $         aggregate principal amount. The 20          Notes initially will be limited to $         aggregate principal amount. The 20          Notes initially will be limited to $         aggregate principal amount. The 20          Notes initially will be limited to $         aggregate principal amount. The 20          Notes initially will be limited to $         aggregate principal amount. The offering and sale of each series of Notes is not conditioned on the sale of any other series of Notes. In the future, we may, without the consent of the holders of the Notes of a series, increase the aggregate principal amount of such series, on the same terms and conditions (except that the public offering price, the issue date and the first interest payment date may vary). The Notes will be our senior unsecured general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness, and will be structurally subordinated to certain indebtedness assumed in connection with our May 2013 acquisition of Coventry and, upon closing of the merger, to certain indebtedness assumed in connection with our acquisition of Humana. As of March 31, 2016, giving effect to the merger, we had approximately $4.8 billion aggregate principal amount of such indebtedness issued by subsidiaries that would rank effectively ahead of the Notes offered hereby assuming the closing of the merger as of such date.

Principal of, and premium, if any, and interest on the Notes will be payable, and transfers of the Notes will be registrable, at our office or agency in the United States. Transfers of the Notes will also be registrable at any of the other offices or agencies that we may maintain for that purpose. In addition, payment of interest may be made, at our option, by check mailed to the address of the person entitled thereto as shown on the security register. The Notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

Interest; Maturity; No Sinking Fund

Floating Rate Notes

Each Floating Rate Note will bear interest from                 , 2016, payable quarterly on                 ,                 ,          and          of each year, beginning                 , 2016, to the person in whose name such Floating Rate Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on                 ,                 ,          or                 , as the case may be, immediately preceding such                 ,                 ,          or          . The Floating Rate Notes will bear interest for a particular interest period at a rate per annum equal to the three-month LIBOR as determined on the interest determination date plus     % and will mature on                 , 20          . The Floating Rate Notes are not subject to any sinking fund provision. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days that have elapsed in the applicable interest period. The interest determination date for an interest period will be the second London business day immediately preceding the first day of such interest period. Promptly upon determination, the calculation agent will inform us of the interest rate for the next interest period.

If any interest payment date on the Floating Rate Notes, other than the date of maturity, falls on a day that is not a business day, then such interest payment date will be postponed to the next day that is a business day, except that, if that business day falls in the next succeeding calendar month, then, unless it relates to interest payable at maturity, the interest payment date will be the immediately preceding business day. If the date of maturity of the Floating Rate Notes falls on a day that is not a business day, then the related payment of principal and interest will be made on the next day that is a business day with the same effect as if made on the date that the payment was first due, and no interest will accrue on the amount so payable for the period from the date of maturity.

On any interest determination date, LIBOR will be equal to the offered rate to leading banks in the London interbank market for deposits in U.S. dollars having an index maturity of three months, as such rate appears on the Reuters Monitor Money Rates Service (“Reuters”) page LIBOR 01 (or on such other page as may replace Reuters page LIBOR 01 on that service), or, if on such interest determination date, three-month LIBOR does not appear or is not available on the designated Reuters page, on such other comparable publicly available service for displaying offered rates for deposits in U.S. dollars in the London interbank market as may be selected by us with the consent of the calculation agent, in each case as of approximately 11:00 a.m., London time, on such interest determination date.

If three-month LIBOR does not appear on either of the pages described above, three-month LIBOR, in respect of such interest determination date, will be determined as follows: the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent (after consultation with us), to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of three months beginning on the applicable interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time. If at least two quotations are provided, then three-month LIBOR on such interest determination date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, then three-month LIBOR on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such interest determination date by three major reference banks in New York City selected by the calculation agent (after consultation with us) for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, three-month LIBOR determined as of such interest determination date will be the three-month LIBOR in effect for the prior interest period.

All percentages resulting from any calculation of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 3.876545% (or .03876545) would be rounded to 3.87655% (or .0387655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward. Each calculation of the interest rate on the Floating Rate Notes by the calculation agent will (in the absence of manifest error) be final and binding on the holders of the Floating Rate Notes, the Trustee and us.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law or other applicable state law as such law may be modified by United States law of general application. Additionally, the interest rate on the Floating Rate Notes will in no event be lower than zero percent.

Upon written request from any holder of Floating Rate Notes, the calculation agent will provide the interest rate in effect on the Floating Rate Notes for the current interest period and, if it has been determined, the interest rate to be in effect on the Floating Rate Notes for the next interest period.

Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that provide rates in connection with the calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. Actions by regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined. At this time, it is not possible to predict the effect of any such changes and any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities, including the Floating Rate Notes.

Fixed Rate Notes

20          Notes

The 20          Notes will bear interest from                 , 2016, payable semi-annually on          and          of each year, beginning                 , 2016, to the person in whose name such Fixed Rate Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on          or                 , as the case may be, immediately preceding such          or          .

20          Notes

The 20          Notes will bear interest from                 , 2016, payable semi-annually on          and          of each year, beginning                 , 2016, to the person in whose name such Fixed Rate Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on          or                 , as the case may be, immediately preceding such          or          .

20          Notes

The 20          Notes will bear interest from                 , 2016, payable semi-annually on          and          of each year, beginning                 , 2016, to the person in whose name such Fixed Rate Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on          or                 , as the case may be, immediately preceding such          or          .

20          Notes

The 20          Notes will bear interest from                 , 2016, payable semi-annually on          and          of each year, beginning                 , 2016, to the person in whose name such Fixed Rate Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on          or                 , as the case may be, immediately preceding such          or          .

20          Notes

The 20          Notes will bear interest from                 , 2016, payable semi-annually on          and          of each year, beginning                 , 2016, to the person in whose name such Fixed Rate Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on          or                 , as the case may be, immediately preceding such          or          .

20          Notes

The 20          Notes will bear interest from                 , 2016, payable semi-annually on          and          of each year, beginning                 , 2016, to the person in whose name such Fixed Rate Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on          or                 , as the case may be, immediately preceding such          or          .

20          Notes

The 20          Notes will bear interest from                 , 2016, payable semi-annually on          and          of each year, beginning                 , 2016, to the person in whose name such Fixed Rate Note is registered, subject to certain exceptions as provided in the Indenture, at the close of business on          or                 , as the case may be, immediately preceding such          or          .

The Fixed Rate Notes are not subject to any sinking fund provision. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. In any case where any interest payment date is not a business day, then payment of interest may be made on the next succeeding business day without any additional amount being payable in respect of any delay.

Optional Redemption

Floating Rate Notes

We do not have the right to redeem the Floating Rate Notes before maturity.

20          Notes

At any time, the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 20 Notes being redeemed, or

•	the sum of the present value of (i) 100% of the principal amount of the 20 Notes being redeemed and (ii) all required remaining scheduled interest payments due on the 20 Notes being redeemed, discounted to, but excluding, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus, in each case, any interest accrued but not paid to, but excluding, the date of redemption.

20          Notes

At any time, the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 20 Notes being redeemed, or

•	the sum of the present value of (i) 100% of the principal amount of the 20 Notes being redeemed and (ii) all required remaining scheduled interest payments due on the 20 Notes being redeemed, discounted to, but excluding, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus, in each case, any interest accrued but not paid to, but excluding, the date of redemption.

20          Notes

At any time prior to                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 20 Notes being redeemed, or

•	the sum of the present value of (i) 100% of the principal amount of the 20 Notes being redeemed and (ii) all required remaining scheduled interest payments due on the 20 Notes being redeemed, in each case calculated as if the maturity date of the 20 Notes were , 20 ( months prior to the maturity date of the 20 Notes), discounted to, but excluding, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus, in each case, any interest accrued but not paid to, but excluding, the date of redemption.

At any time on or after                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20          Notes being redeemed plus any interest accrued but not paid to, but excluding, the date of redemption.

20          Notes

At any time prior to                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 20 Notes being redeemed, or

•	the sum of the present value of (i) 100% of the principal amount of the 20 Notes being redeemed and (ii) all required remaining scheduled interest payments due on the 20 Notes being redeemed, in each case calculated as if the maturity date of the 20 Notes were , 20 ( months prior to the maturity date of the 20 Notes), discounted to, but excluding the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus, in each case, any interest accrued but not paid to, but excluding, the date of redemption.

At any time on or after                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20          Notes being redeemed plus any interest accrued but not paid to, but excluding, the date of redemption.

20          Notes

At any time prior to                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 20 Notes being redeemed, or

•	the sum of the present value of (i) 100% of the principal amount of the 20 Notes being redeemed and (ii) all required remaining scheduled interest payments due on the 20 Notes being redeemed, in each case calculated as if the maturity date of the 20 Notes were , 20 ( months prior to the maturity date of the 20 Notes), discounted to, but excluding, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus, in each case, any interest accrued but not paid to, but excluding, the date of redemption.

At any time on or after                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20          Notes being redeemed plus any interest accrued but not paid to, but excluding, the date of redemption.

20          Notes

At any time prior to                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 20 Notes being redeemed, or

•	the sum of the present value of (i) 100% of the principal amount of the 20 Notes being redeemed and (ii) all required remaining scheduled interest payments due on the 20 Notes being redeemed, in each case calculated as if the maturity date of the 20 Notes were , 20 ( months prior to the maturity date of the 20 Notes), discounted to, but excluding, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus, in each case, any interest accrued but not paid to, but excluding, the date of redemption.

At any time on or after                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20          Notes being redeemed plus any interest accrued but not paid to, but excluding, the date of redemption.

20          Notes

At any time prior to                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 20 Notes being redeemed, or

•	the sum of the present value of (i) 100% of the principal amount of the 20 Notes being redeemed and (ii) all required remaining scheduled interest payments due on the 20 Notes being redeemed, in each case calculated as if the maturity date of the 20 Notes were , 20 ( months prior to the maturity date of the 20 Notes), discounted to, but excluding, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus, in each case, any interest accrued but not paid to, but excluding, the date of redemption.

At any time on or after                 , 20          (          months prior to the maturity date of the 20          Notes), the 20          Notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the 20          Notes being redeemed plus any interest accrued but not paid to, but excluding, the date of redemption.

Certain Definitions

The “Treasury Rate” means, with respect to any redemption date for any portion of the Fixed Rate Notes of a series,

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life for the Fixed Rate Notes of such series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined, and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month), or

•	if the release referred to in the previous bullet (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed, calculated as if the maturity date of the Fixed Rate Notes were                 , 20          (in the case of the 20          Notes),                 , 20          (in the case of the 20          Notes),                 , 20          (in the case of the 20          Notes),                 , 20          (in the case of the 20          Notes),                 , 20          (in the case of the 20          Notes),                 , 20          (in the case of the 20          Notes) or                 , 20          (in the case of the 20              Notes) (in each case, the “Remaining Life” for the Fixed Rate Notes of such series) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Fixed Rate Notes of such series to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date for any Fixed Rate Notes of a series, the average of all Reference Treasury Dealer Quotations (as defined below) obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and UBS Securities LLC. If any Reference Treasury Dealer ceases to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by that Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

Notice; Interest

Notice of any redemption will be mailed at least 15 days but no more than 60 days before the redemption date to each holder of Fixed Rate Notes of the series to be redeemed.

Unless we default in payment of the redemption price, interest will cease to accrue on the Fixed Rate Notes or the portions of the Fixed Rate Notes of the series called for redemption on and after the redemption date.

Special Mandatory Redemption of the Special Mandatory Redemption Notes

There is no special mandatory redemption of the Floating Rate Notes, the 20         Notes or the 20         Notes.

If the merger has not been completed by December 31, 2016 (or such later date to which the “End Date” under the merger agreement is extended by agreement between Aetna and Humana) or if, prior to such date, the merger agreement is terminated, then we must redeem all of the Special Mandatory Redemption Notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date. The “special mandatory redemption date” means the 30th day (or if such day is not a business day, the first business day thereafter) following the transmission of a notice of special mandatory redemption.

We will cause notice of a special mandatory redemption to be transmitted to each holder of Special Mandatory Redemption Notes at its registered address, with a copy to the Trustee, no later than 60 days after the occurrence of the event triggering the special mandatory redemption. If funds sufficient to pay the special mandatory redemption price of the Special Mandatory Redemption Notes on the special mandatory redemption date (plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date) are deposited with the Trustee on or before such special mandatory redemption date, Special Mandatory Redemption Notes will cease to bear interest on and after the special mandatory redemption date.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event occurs with respect to the Notes of a series, unless we have exercised our right, if any, to redeem the Notes of such series in full, as described under “Optional Redemption” above or we have redeemed, or we are required to redeem, the Notes of such series in full pursuant to a special mandatory redemption, as described under “Special Mandatory Redemption of the Special Mandatory Redemption Notes” above, we will make an offer to each holder of Notes of such series (the “Change of Control Offer”) to repurchase any and all (equal to $2,000 or an integral multiple of $1,000) of such holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes of such series to be repurchased plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes of a series, we will be required to mail a notice to holders of the Notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the date specified in the notice (the “Change of Control Payment Date”), which date will be no less than 30 days and no more than 60 days from the date such notice is mailed, pursuant to the procedures required by the Notes of such series and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of a series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the Notes of a series, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of any Notes by virtue of such conflicts.

We will not be required to offer to repurchase the Notes of a series upon the occurrence of a Change of Control Triggering Event with respect to the Notes of such series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and the third party repurchases on the applicable date all Notes of such series properly tendered and not withdrawn under its offer; provided that for all purposes of the Notes of such series and the Indenture, a failure by such third party to comply with the requirements of such offer and to complete such offer shall be treated as a failure by us to comply with our obligations to offer to purchase the Notes of such series unless we promptly make an offer to repurchase the Notes of such series at 101% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of repurchase, which shall be no later than 30 days after the third party’s scheduled Change of Control Payment Date.

On the Change of Control Payment Date for Notes of a series to be repurchased, we will be required, to the extent lawful, to:

•	accept or cause a third party to accept for payment all Notes of such series or portions of Notes of such series properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes of such series or portions of Notes such series properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes of such series properly accepted, together with an officer’s certificate stating the aggregate principal amount of Notes of such series or portions of Notes of such series being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Aetna Inc. and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes of a series as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Aetna Inc. and its subsidiaries taken as a whole to another Person (as defined in the Indenture) or group may be uncertain.

For purposes of the foregoing discussion of the applicable Change of Control provisions, the following definitions are applicable:

“Below Investment Grade Rating Event” means the Notes of a series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control and (2) public notice of our intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control and (2) public notice of our intention to effect a Change of Control; provided, however, that if (i) during such 60-day period one or more Rating Agencies has publicly announced that it is considering the possible downgrade of the Notes of such series, and (ii) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event for such series of Notes, then such 60-day period shall be extended for such time as the rating of the Notes of such series by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event for such series of Notes. Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for any series of Notes for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

“Change of Control” means the occurrence of any of the following: (1) direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Aetna Inc. and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Aetna Inc. or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Aetna Inc. or one of its subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Aetna Inc.’s voting stock; provided, however, that a transaction will not be deemed to involve a Change of Control if (A) Aetna Inc. becomes a wholly owned subsidiary of a holding company and (B)(x) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Aetna Inc.’s voting stock immediately prior to that transaction or (y) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. For purposes of this definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of Aetna Inc. (even if the right to vote has been suspended by the happening of such a contingency).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings, Inc.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under any successor rating category of Moody’s), a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any or all of Moody’s, S&P or Fitch ceases to rate the Notes of a series or fails to make a rating of the Notes of such series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that we select as a replacement rating agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be, with respect to such series of Notes.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Book-Entry Delivery and Settlement

The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered certificates will be issued for each series of the Notes, in the aggregate principal amount of such series of the Notes, and will be deposited with DTC. Interests in the global notes will be issued only in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

DTC has advised us and the underwriters as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•	DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, including Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”);

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”), and DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies; DTCC is owned by the users of its regulated subsidiaries;

•	Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations, including Euroclear and Clearstream, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”); and

•	The rules applicable to DTC and its participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time.

We expect that under the procedures established by DTC:

•	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•	ownership of the Notes will be shown on, and the transfer of ownership of the Notes will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The foregoing information concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but none of Aetna, the underwriters or the Trustee takes any responsibility for the accuracy of the foregoing information, and you are urged to contact DTC or its participants directly to discuss these matters.

Euroclear and Clearstream will hold interests in the Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest in the Notes, to exercise any rights of a holder of Notes under the Indenture or the applicable global note.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Notes. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Payments on the Notes represented by the global notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the Notes represented by the global notes upon surrender by DTC of the global notes if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for the global notes, and we have not appointed a successor depositary within 90 days of that notice;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we, subject to applicable DTC procedures, determine not to have the Notes represented by a global note.

Neither we, the underwriters nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. We, the underwriters and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Unless and until it is exchanged in whole or in part for Notes in definitive form, a global note may not be transferred except as a whole (i) to a nominee of the depositary for such global note, (ii) by a nominee of the depositary to the depositary or another nominee of the depositary or (iii) by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary.

Same-Day Settlement and Payment

Settlement for the Notes will be made by the underwriters in immediately available funds. So long as the depositary continues to make same-day settlement available to us, all payments of principal and interest on the Notes will be made by us in immediately available funds.

ERISA MATTERS

Aetna and certain of its affiliates, including Aetna Life Insurance Company, may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” within the meaning of the Internal Revenue Code of 1986 (the “Code”), with respect to many employee benefit plans subject to Title I of ERISA or Section 4975 of the Code or entities deemed to hold the assets of such plans (each, a “Plan”). Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if debt securities are acquired by a Plan with respect to which Aetna or any of its affiliates is a service provider, unless such debt securities are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a “qualified professional asset manager” or pursuant to any other available statutory, class or individual exemption. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are subject to federal, state, local or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”). Therefore, each purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase or holding thereof that either (i) it is not a, and is not using the assets of any, Plan or Non-ERISA Arrangement or (ii) its purchase and holding of the Notes or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a similar violation of Similar Laws.

Any Plan or Non-ERISA Arrangement proposing to invest in the Notes should consult with its legal counsel. The sale of the Notes offered hereunder to any Plan or Non-ERISA Arrangement is in no respect a representation by Aetna or any of its affiliates that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by any such Plan or Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

MATERIAL UNITED STATES FEDERAL TAX MATTERS

The following discussion is the opinion of Davis Polk & Wardwell LLP. It describes the material U.S. federal income tax consequences of ownership and disposition of Notes purchased in this offering at the “issue price,” which we assume will be the price indicated for the applicable series of Notes on the cover of this prospectus supplement. This discussion applies only to Notes held as capital assets for U.S. federal income tax purposes. This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	persons holding Notes as part of a “straddle,” integrated transaction or similar transaction;

•	persons that purchase or sell Notes as part of a wash sale for tax purposes;

•	U.S. Holders (as defined below) whose functional currency is not the United States dollar;

•	traders in securities that elect the mark-to-market method of tax accounting for their securities holdings;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons subject to the alternative minimum tax or the Medicare contribution tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Notes and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of holding and disposing of the Notes.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed United States Treasury Regulations, in each case available on the date of this prospectus supplement. Changes to any of such statutes, decisions and/or interpretations subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a Note that is for United States federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Certain Additional Payments

There are circumstances in which we might be required to make payments on Notes that would increase the yield of the Notes, as described under “Description of the Notes—Special Mandatory Redemption of the Special

Mandatory Redemption Notes” and “Description of the Notes—Repurchase Upon a Change of Control.” We intend to take the position that the possibility of such payments does not result in the Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service (the “IRS”). If the IRS takes a contrary position, a U.S. Holder may be required to accrue interest income based upon a “projected payment schedule” and a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the Notes (which is not expected to differ significantly from the actual yield on the Notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the projected payment schedule. In addition, any income on the sale, exchange, retirement or other taxable disposition of the Notes would be treated as interest income rather than as capital gain. Prospective investors who would be U.S. Holders should consult their tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

Payments of Interest

In general, interest paid on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for federal income tax purposes.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note will generally equal the cost of the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.

Gain or loss recognized on the sale, exchange or other taxable disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition the Note has been held for more than one year. The deductibility of capital losses is subject to limitations under the Code.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes unless the U.S. Holder is an exempt recipient. A U.S. Holder will be subject to backup withholding, currently at a rate of 28%, on these payments if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s United States federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used in this prospectus supplement, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition or a holder who is a former citizen or former resident of the United States. Such holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a Note.

Payments of Interest

Subject to the discussion below under “FATCA,” payments of principal and interest on the Notes by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest:

•	such Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of Aetna entitled to vote;

•	such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Aetna through stock ownership;

•	such Non-U.S. Holder certifies on a properly executed IRS Form W-8BEN (or W-8BEN-E, as applicable), under penalties of perjury, that it is not a United States person; and

•	such interest is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States as described below.

If a Non-U.S. Holder cannot satisfy one of the first three requirements described above, and interest on the Notes is not exempt from withholding because such interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States as described below, payments of interest on the Notes will be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Sale, Exchange or Retirement of the Notes

Subject to the discussion below under “FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale, retirement or other taxable disposition of a Note, unless the gain is effectively connected with its conduct of a trade or business in the United States as described below, although any amounts attributable to accrued interest will be treated as described above under “Payments of Interest.”

Effectively Connected Income

If interest or gain on a Note is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder), the Non-U.S. Holder will generally be taxed on such interest or gain in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, the Non-U.S. Holder will be exempt from the withholding tax on interest discussed above, although it will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including with respect to corporate Non-U.S. Holders the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the Notes. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a Note, and the Non-U.S. Holder may be subject to United States backup withholding, currently at a rate of 28%, on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s United States federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and, beginning in 2019, on payments of the proceeds of a sale or other disposition (including retirement) of the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in, or accounts with, those entities) have been satisfied, or an exemption applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the Notes.

UNDERWRITING

Citigroup Global Markets Inc. and UBS Securities LLC are acting as joint book-running managers of the offering and representatives of the underwriters named below.

Subject to the terms and conditions stated or incorporated by reference in the pricing agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Floating Rate Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Citigroup Global Markets Inc.	$	$	$	$	$	$	$	$
UBS Securities LLC

Total	$	$	$	$	$	$	$	$

The pricing agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to the receipt of legal opinions by counsel covering the validity of the Notes and to other conditions. The underwriters are obligated to purchase all the Notes of a series if they purchase any of the Notes of such series.

The underwriters propose to offer the Notes directly to the public at the applicable offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the applicable offering price less a concession not to exceed the percentage of the principal amount of the Notes specified in the table below. The underwriters may allow, and dealers may reallow, a concession on sales to other dealers in an amount not to exceed the amount specified in the table below. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

	Per Floating Rate Note		Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note
Concession		%		%		%		%		%		%		%		%
Reallowance		%		%		%		%		%		%		%		%

After the initial offering of the Notes to the public, the representatives may change the applicable offering price and concessions for any series of Notes.

The following table shows the underwriting discounts and commissions payable to the underwriters in connection with this offering.

Per Floating Rate Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Total	$

In connection with the offering, one or more of the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriter responsible for stabilizing activities on behalf of the syndicate, in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering will be approximately $                 million.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their respective affiliates have performed investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us or our affiliates in the ordinary course of their business. They have received or may in the future receive, customary fees and commissions for these transactions. In particular, Citigroup Global Markets Inc. has served as our financial advisor in connection with the merger, and each of the underwriters has committed to provide bridge financing in connection therewith in the amounts of up to $13.0 billion pursuant to a 364-day senior unsecured bridge credit agreement and up to $3.2 billion pursuant to a three-year senior unsecured term loan credit agreement. In addition, each of the underwriters participating in this offering or their affiliates is a participant in our $2.0 billion five-year revolving credit facility, certain of the underwriters are dealers in our commercial paper program and certain of the underwriters and their affiliates may hold positions in our outstanding securities.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer or its affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “1933 Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State, other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measures implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement has been prepared on the basis that any offer of the Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the Notes which are the subject of the transactions contemplated by this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to produce a prospectus for such offer pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Issuer nor the underwriters have authorized, or hereby authorize, the making of any offer of the Notes in circumstances in which an obligation arises for the Issuer or any of the underwriters to publish a prospectus for such offer.

Each underwriter has represented and agreed that:

•	it has only communicated and caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes included in this offering in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

United Kingdom

This prospectus supplement is only being distributed to and directed at (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the U.K. Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); or (iii) high net worth entities, and other persons to whom it may be lawfully be communicated, falling within Articles 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Hong Kong

This prospectus supplement does not constitute a “prospectus” (as defined in section 2(1) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong)) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”), nor is it an advertisement, invitation or document containing an advertisement or invitation falling within the meaning of section 103 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”). The Notes may not be offered or sold in Hong Kong by means of any document other than: (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance. No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder. This prospectus supplement is for distribution in Hong Kong only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The Notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon for Aetna by Davis Polk & Wardwell LLP, New York, New York and for the underwriters by Sullivan & Cromwell LLP, Washington, D.C. Sullivan & Cromwell LLP from time to time provides legal services to Aetna. Davis Polk & Wardwell LLP and Sullivan & Cromwell LLP may rely upon an opinion of Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, special Pennsylvania counsel to Aetna, as to certain matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements and schedule of Aetna Inc. and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015 and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. With respect to the unaudited interim financial information for the periods ended March 31, 2016 and 2015, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

The audited historical consolidated financial statements and financial statement schedules of Humana Inc. and its subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting included in Exhibit 99.1 of Aetna Inc.’s Current Report on Form 8-K dated June 2, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement containing this prospectus supplement (including the exhibits and schedules thereto).

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC prior to the termination of the offering under this prospectus supplement will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC on any Current Report on Form 8-K) and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date hereof and prior to the termination of the offering under this prospectus supplement:

(a)	Our Current Reports on Form 8-K filed with the SEC on May 25, 2016 and June 2, 2016;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the SEC on April 28, 2016; and

(c)	Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 19, 2016 (including information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2016).

You may request a free copy of these filings by writing, telephoning, sending a facsimile to or e-mailing the office of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, RW61, Hartford, Connecticut 06156-3124, Telephone: (860) 273-0123, Facsimile: (860) 293-1361, E-mail: shareholderrelations@aetna.com.

We take no responsibility for Humana’s filings with the SEC, and we are not incorporating by reference any part of such filings into this prospectus supplement.

PROSPECTUS

Aetna Inc.

DEBT SECURITIES

COMMON SHARES

PREFERRED SHARES

PURCHASE CONTRACTS

WARRANTS

UNITS

We may offer from time to time debt securities, common shares, preferred shares, purchase contracts, warrants to purchase common shares, warrants to purchase preferred shares, warrants to purchase debt securities, or units that may include any of these securities or securities of other entities. This prospectus describes some of the general terms that may apply to debt securities. The specific terms of any debt securities and the terms of any other securities to be offered will be described in supplements to this prospectus. The debt securities, preferred shares, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred shares or other securities of the Company or debt or equity securities of one or more other entities. You should read this prospectus and any supplement carefully before you invest.

The Company may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Our common shares are listed for trading on the New York Stock Exchange under the symbol “AET.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in these securities involves risks. See “Forward-Looking Information/ Risk Factors” beginning on page 2 of our 2013 Aetna Annual Report, Financial Report to Shareholders incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 and “Risk Factors” in any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2014

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Aetna”, the “Company,” “we,” “us,” and “our” refer to Aetna Inc. and its consolidated subsidiaries. Unless the context otherwise requires, “including” means including without limitation.

i

THE COMPANY

We are one of the nation’s leading diversified health care benefits companies, serving an estimated 46 million people at September 30, 2014, with information and resources to help them in consultation with their health care professionals make better informed decisions about their health care. We offer a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, medical management capabilities, Medicaid health care management services, Medicare Advantage and Medicare supplement plans, workers’ compensation administrative services and health information technology products and services, such as Accountable Care Solutions. Our customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. Our operations are conducted in three business segments: Health Care, Group Insurance and Large Case Pensions.

Our principal executive offices are located at 151 Farmington Avenue, Hartford, Connecticut 06156, and our telephone number is (860) 273-0123. Internet users can obtain information about Aetna and its services at http://www.aetna.com. This text is not an active link, and our website and the information contained on that site, or connected to that site, is not, and shall not be deemed to be, incorporated into this prospectus or the related registration statement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference into such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement containing this prospectus (including the exhibits and schedules thereto).

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after December 1, 2014 and prior to the termination of an offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) Our Current Reports on Form 8-K filed on February 7, 2014, March 7, 2014, March 14, 2014, March 28, 2014, June 4, 2014, July 29, 2014, November 3, 2014, November 7, 2014 and November 10, 2014;

(b) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on April 24, 2014, July 29, 2014 and October 28, 2014, respectively;

(c) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 28, 2014 (including information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2014); and

(d) Our Registration Statement on Form 8-A dated June 18, 2001.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You may request a free copy of these filings by writing, telephoning, sending a facsimile to or e-mailing the office of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, RW61, Hartford, Connecticut 06156-3124, Telephone: (860) 273-0123, Facsimile: (860) 293-1361, E-mail: shareholderrelations@aetna.com. The incorporated materials may also be found on the Investor Information portion of our website at http://www.aetna.com/investors-aetna. Our website, and the information contained in it or connected to it, is not, and shall not be deemed to be, incorporated into this prospectus or the related registration statement.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS

We have made forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus. These forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time the statements are or were made. Forward-looking statements include but are not limited to the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “seek,” “plan,” intend,” “anticipate,” “estimate,” “predict,” “project,” “potential,” “continue,” “may,” “will,” “should,” “could, “likely,” “probable,” “view,” “guidance,” “outlook,” “forecast” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. The risk factors discussed in “Forward-Looking Information/Risk Factors” in our 2013 Annual Report, incorporated by reference in, and filed with the SEC as an exhibit to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated in any future filings with the SEC, and/or other factors could cause our actual results to differ materially from those expressed in forward-looking statements. There may also be other risks that we are unable to predict at the time a forward-looking statement is made or in the future. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements to reflect new information, future events or risks or the eventual outcome of the facts underlying the forward-looking statements. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur or to occur in a manner different from what we expect.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be added to Aetna’s general funds and used for general corporate purposes, including the repayment of indebtedness, share repurchases, redemptions and/or repurchases of indebtedness, business acquisitions and/or investments.

DESCRIPTION OF CAPITAL STOCK

The following description of Aetna’s capital stock is a summary of the material terms thereof and is qualified in its entirety by reference to the provisions of Aetna’s Amended and Restated Articles of Incorporation (“Aetna’s Articles”) and Aetna’s Amended and Restated By-Laws (“Aetna’s By-Laws”). Copies of Aetna’s Articles and By-Laws are incorporated by reference in this prospectus and will be sent to holders of shares of Aetna capital stock upon request. See “Where You Can Find More Information” above.

Aetna’s Articles and By-Laws contain certain provisions that could delay or make more difficult the acquisition of Aetna by means of a tender offer, a proxy contest or otherwise.

Authorized Capital Stock

Under Aetna’s Articles, the total number of shares of all classes of shares that Aetna has authority to issue is 2,996,654,333, having a par value of $.01 each. At September 30, 2014, Aetna’s Articles designated 7,625,000 shares as Class A voting preferred shares (the “Class A voting preferred stock”) and 2,883,673,668 shares as common shares (the “Aetna common stock”). Aetna’s Articles provide that the Aetna board of directors (the “Aetna Board”) has the power to divide the authorized but unissued shares into such classes and series, with such voting rights, designations, preferences, limitations and special rights as the Aetna Board shall then fix and determine. Except as otherwise provided in Aetna’s Articles or in a board resolution, shares purchased, redeemed by, surrendered to or otherwise acquired by Aetna assume the status of authorized but unissued shares, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares. As of September 30, 2014, Aetna’s authorized capital stock consisted of 7,625,000 shares of Class A voting preferred stock, 2,553,119,363 shares of Aetna common stock and 435,909,970 shares undesignated as to class or series.

Aetna Common Stock

The holders of Aetna common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors. Except as expressly provided by law, or as otherwise provided in the terms of the Class A voting preferred stock, or provided in any resolution adopted by the Aetna Board with respect to any subsequently created class or series of Aetna shares, the holders of the Aetna common stock exclusively possess all voting power. Aetna’s Articles preclude cumulative voting in the election of directors. Aetna’s Articles provide for a majority vote standard for uncontested elections of directors, and a plurality of votes standard for contested elections of directors. Subject to any rights of any outstanding series of Aetna preferred stock, the holders of Aetna common stock (i) are entitled to such dividends as may be declared from time to time by the Aetna Board from funds available therefor and (ii) upon dissolution are entitled to receive pro rata all assets of Aetna available for distribution to such holders.

The Aetna common stock is listed on the New York Stock Exchange under the symbol “AET.” The transfer agent and registrar for the Aetna common stock is Computershare Trust Company, N.A. (the “Transfer Agent and Registrar”).

Additional Aetna Stock, Including Preferred Stock

The Aetna Board is authorized to provide for the issuance of Aetna shares in one or more classes and series, including preferred shares, to establish the number of shares in each class and series, and to fix the voting rights, designations, preferences, limitations and special rights of each such class and series. At September 30, 2014, Aetna’s Articles designated 7,625,000 shares as Class A voting preferred stock.

Preemptive Rights

No holder of any shares of Aetna of any class or series authorized at the date of this prospectus has any preemptive right to subscribe to any securities of Aetna of any kind or class or series.

Book-Entry Shareholding

Certificates representing the Aetna common stock will not be issued unless requested in writing. Holders of record of Aetna common stock have credited to a book-entry account established for them by, and maintained at, the Transfer Agent and Registrar the number of shares of Aetna common stock owned by them. Each holder of record receives an Ownership Statement from the Transfer Agent and Registrar promptly following each transfer to or from such account. Shareholders may request the issuance of a certificate representing the shares of Aetna common stock owned of record by them by writing to the Transfer Agent and Registrar.

Certain Anti-Takeover Provisions

Advance Notice Provisions for Special Meetings

Under the Pennsylvania Business Corporation Law (the “Business Corporation Law”), a company’s shareholders are not permitted to call or require the company to call a special meeting of shareholders unless the company’s governing documents permit them to do so. Aetna’s Articles and By-Laws, taken together, provide that shareholders entitled to cast at least twenty-five percent of the votes that all voting shareholders, voting as a single class, are entitled to cast at the special meeting may call a special meeting of shareholders by delivery to the Corporate Secretary of a written petition signed by each of such shareholders. The written petition must include certain information about the business to be conducted at the special meeting and about the proposing shareholders.

It shall be the duty of the Corporate Secretary to fix the date and time of any shareholder-called special meeting, which shall be held not more than 120 days after the Corporate Secretary’s receipt of a petition that complies with the above requirements. Aetna’s By-Laws provide that only such business may be conducted at a special meeting as is specified in the notice of meeting given by Aetna or in a shareholder petition that satisfies the applicable provision of Aetna’s By-Laws.

Potential Issuances of Aetna Preferred Stock

At September 30, 2014, Aetna’s Articles designated 7,625,000 shares as Class A voting preferred stock. Aetna’s Articles also authorize the Aetna Board to establish, from the authorized but unissued shares, one or more classes and series of Aetna shares, including preferred shares, and to determine, with respect to any such class or series of Aetna shares, the terms and rights of such class or series, including, for example, (i) the designation of the class or series; (ii) the number of shares of the class or series, which number the Aetna Board may thereafter (except where otherwise provided in the designation of any particular class or series) increase or decrease (but not below the number of shares thereof then outstanding); (iii) whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the class or series; (iv) the dates on which dividends, if any, will be payable; (v) the redemption rights and price or prices, if any, for shares of the class or series; (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the class or series; (vii) the amounts payable on shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Aetna; (viii) whether the shares of the class or series will be convertible into shares of any other class or series, or any other security, of Aetna or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made; (ix) restrictions on the issuance of shares of the same class or series or of any other class or series; and (x) the voting rights, if any, of the holders of such class or series.

The authorized shares of Aetna, including shares of preferred stock and common stock, will be available for issuance without further action by Aetna’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Aetna’s securities may be listed or traded. If the approval of Aetna’s shareholders is not so required, the Aetna Board does not intend to seek shareholder approval.

Although the Aetna Board has no intention at the present time of doing so, it could issue a class or series of Aetna preferred shares that could, depending on the terms of such class or series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of Aetna’s shareholders might believe to be in their best interests or in which shareholders might receive a premium for their shares over the then-current market price of such shares.

Potential Issuances of Rights to Purchase Securities

Aetna does not currently have a shareholder rights plan, although the Aetna Board retains the right to adopt a new plan at a future date. Aetna’s Articles grant the Aetna Board exclusive authority to create and issue rights entitling the holders thereof to purchase from Aetna shares of capital stock or other securities and to elect to repurchase, redeem, terminate or amend any such rights. The times at which and terms upon which such rights are to be issued, repurchased, redeemed, terminated or amended are to be determined exclusively by the Aetna Board and set forth in the contracts or instruments that evidence any such rights. The authority of the Aetna Board with respect to such rights includes, but is not limited to, determining (i) the purchase price of the capital stock or other securities or property to be purchased upon exercise of such rights; (ii) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other shares or other securities of Aetna; (iii) provisions which adjust the number or exercise price of such rights or the amount or nature of the shares, other securities or other property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any shares of Aetna, a change in ownership of Aetna’s shares or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to Aetna or any shares of Aetna, and provisions restricting the ability of Aetna to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of Aetna under such rights; (iv) provisions which deny the holder of a specified percentage of the outstanding securities of Aetna the right to exercise such rights and/or cause such rights held by such holder to become void; (v) provisions which permit Aetna to redeem or exchange such rights; and (vi) the appointment of the rights agent with respect to such rights. This provision is intended to confirm the Aetna Board’s exclusive authority to issue, repurchase, redeem, terminate or amend share purchase rights or other rights to purchase shares or securities of Aetna or any other corporation.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals at Annual Meetings

Aetna’s By-Laws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before annual meetings of shareholders of Aetna (the “Shareholder Notice Procedure”).

Nominations for election to the Aetna Board may be made at an annual meeting, or at a special meeting at which directors are to be elected, only by or at the direction of the Aetna Board or by a shareholder who has complied with the Shareholder Notice Procedure. Aetna’s By-Laws require that notice of a shareholder nomination set forth certain information with respect to each proposed nominee and the shareholder giving notice.

Aetna’s By-Laws provide that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman or the Aetna Board or by a shareholder who has given timely written notice to the Corporate Secretary of Aetna of such shareholder’s intention to bring such business before such meeting in compliance with the Shareholder Notice Procedure. Under the Shareholder Notice Procedure, a shareholder’s notice relating to the conduct of business at an annual meeting must contain specified information about such business and about the proposing shareholder.

The Shareholder Notice Procedure requires that notice of nominations or proposals for substantive business must be received by Aetna not later than the 90th day before such meeting is to be held, or if later, by the close of business on the 10th day after public announcement of the date of such meeting is made.

If the Chairman or other officer presiding at a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with the Shareholder Notice Procedure, such individual will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure affords the Aetna Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Aetna Board, to inform shareholders about such qualifications. By requiring advance notice of other proposed business, the Shareholder Notice Procedure provides a more orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Aetna Board, provides the Aetna Board with an opportunity to inform shareholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with the Aetna Board’s position regarding action to be taken with respect to such business, so that shareholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Although Aetna’s By-Laws do not give the Aetna Board any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Aetna and its shareholders.

No Shareholder Action by Written Consent

Aetna’s Articles provide that shareholder action may only be taken at an annual or special meeting of shareholders and may not be taken by written consent in lieu of a meeting. The inability of the Aetna shareholders to act by written consent prevents the holders of a majority of the voting power of the voting shares from unilaterally using the written consent procedure to take shareholder action.

Provisions Relating to Shareholder Approval of Business Combination and Other Transactions

Under the Business Corporation Law, unless a higher vote is required in a corporation’s articles of incorporation, a plan of merger or consolidation, a plan of asset transfer providing for the sale of all or substantially all of the assets of a corporation, a share exchange, division or voluntary dissolution will be adopted upon receiving at a properly convened meeting the affirmative vote of a majority of the votes cast by all shareholders having a right to vote thereon, and if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Aetna’s Articles require that a plan of merger, consolidation, share exchange or division to which Aetna is a party or a sale of all or substantially all of Aetna’s assets receive the affirmative vote of at least a majority of the votes that all voting shareholders, voting as a single class, are entitled to cast thereon based on the shares issued and outstanding on the record date for the meeting at which such plan is to be voted upon by shareholders and, in addition, the affirmative vote of such number or proportion of shares of any class or series of Aetna’s capital stock as shall at the time be required by the express terms of such class or series. This higher vote will make it more difficult to obtain shareholder approval of such a business combination or other transaction than would be the case if such higher vote were not required.

Provisions Relating to Amendments to Aetna’s Articles and By-Laws

Under the Business Corporation Law, shareholders have the right to adopt, amend or repeal the articles of incorporation and bylaws of a corporation. However, the Business Corporation Law requires that any amendment to Aetna’s Articles also be approved by the Aetna Board. Under the Business Corporation Law, unless a higher vote is required in a corporation’s articles of incorporation, amendments to the corporation’s articles of incorporation will be adopted upon receiving at a properly convened meeting the affirmative vote of a majority of the votes cast by all shareholders having a right to vote thereon, and if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Aetna’s Articles provide that the provisions relating to shareholder approval of business combination and other transactions described immediately above may only be amended by the affirmative vote of at least a majority of the votes that all voting shareholders, voting as a single class, are entitled to cast thereon based on the shares issued and outstanding on the record date for the applicable meeting and, in addition, the affirmative vote of such number or proportion of shares of any class or series of Aetna’s capital stock as shall at the time be required by the express terms of such class or series.

In addition, Aetna’s By-Laws may be amended by the Aetna Board with respect to all matters not exclusively reserved by law to the shareholders, except the Aetna Board may not alter the size of the Aetna Board beyond a range approved by the shareholders.

Pennsylvania Anti-Takeover Statutes

Under Section 1712 of the Business Corporation Law, which is applicable to Aetna, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Under Section 1715 of the Business Corporation Law, which is applicable to Aetna, discharging their duties, directors may, in considering the best interests of their corporation, consider, among other things, to the extent they deem appropriate: (a) the effects of any action upon any or all groups affected by the action, including shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located; (b) the short-term and long-term interests of the corporation; (c) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the corporation; and (d) all other pertinent factors. In considering the best interests of the corporation or the effects of any action, directors are not required to regard the interests of the shareholders, or any other group affected by the action, as dominant or controlling. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of the corporation. The Business Corporation Law expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable specified statutory anti-takeover provisions, including Subchapter F of Chapter 25 (described below), which is applicable to Aetna; or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction.

Commentary associated with Section 1715 of the Business Corporation Law, and accepted by courts applying the provisions of that Section to the facts of specific takeover attempts, makes it clear that a purpose of Section 1715 is to legislatively overrule certain judicial decisions in other jurisdictions named in the commentary which have had the effect of limiting the flexibility of incumbent management in contested takeovers. The provisions of Section 1715, and its construction by the courts, could aid the Aetna Board in resisting a proposed acquisition transaction which it believed not to be in the best interests of any one of the corporate constituencies identified in the statute or otherwise not in the best interests of Aetna under any of the criteria identified in the statute that the Aetna Board believes are appropriate to consider.

Aetna is subject to Subchapter F of Chapter 25 of the Business Corporation Law. Subchapter F applies to a transaction between a publicly traded corporation and an interested shareholder (defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock). Subchapter F of Chapter 25 prohibits such a corporation from engaging in a “business combination” (as defined in the Business Corporation Law) with an interested shareholder unless (i) the board of directors of such corporation gives approval to the proposed transaction or gives approval to the interested shareholder’s acquisition of 20% of the shares entitled to vote in an election of directors of such corporation, in either case prior to the date on which the shareholder first becomes an interested shareholder (the “Share Acquisition Date”), (ii) the interested shareholder owns at least 80% of the stock of such corporation entitled to vote in an election of directors and, no earlier than three months after such interested shareholder reaches such 80% level, holders of a majority of the remaining shares entitled to vote in an election of directors approve the proposed transaction and shareholders receive a minimum “fair price” for their shares (as set forth in the Business Corporation Law) in the transaction and the other conditions of Subchapter F of Chapter 25 of the Business Corporation Law are met, (iii) holders of all outstanding shares of common stock approve the transaction, (iv) no earlier than five years after the Share Acquisition Date, a majority of the remaining shares entitled to vote in an election of directors approve the proposed transaction, or (v) no earlier than five years after the Share Acquisition Date, a majority of all the shares approve the transaction, all shareholders receive a minimum “fair price” for their shares (as set forth in the Business Corporation Law) and the other conditions of Subchapter F of Chapter 25 of the Business Corporation Law are met.

Under certain circumstances, Subchapter F of the Business Corporation Law makes it more difficult for an interested shareholder to effect various business combinations with a corporation. The provisions of Subchapter F should encourage persons interested in acquiring Aetna to negotiate in advance with the Aetna Board, since the five-year delay and higher shareholder voting requirements would not apply if such person, prior to acquiring 20% of Aetna’s voting shares, obtains the approval of the Aetna Board for such acquisition or for the proposed business combination transaction.

Subchapter F of the Business Corporation Law will not prevent a hostile takeover of Aetna. It may, however, make more difficult or discourage a takeover of Aetna or the acquisition of control of Aetna by a significant shareholder and thus the removal of incumbent management. Any such effect would be enhanced by the adoption of a shareholder rights plan, as authorized by Aetna’s Articles. Some shareholders may find this disadvantageous in that they may not be afforded the opportunity to participate in takeovers that are not approved as required by Subchapter F of the Business Corporation Law but in which shareholders might receive, for at least some of their shares, a substantial premium above the market price at the time of a tender offer or other acquisition transaction.

Section 2538 of Subchapter D of the Business Corporation Law imposes a higher vote on certain transactions between an “interested shareholder” (as defined in Section 2538(d) of the Business Corporation

Law) and a publicly traded corporation unless certain procedural requirements are satisfied. Subchapter E of Chapter 25 of the Business Corporation Law requires a person who acquires 20% or more of the shares of a publicly traded corporation to offer to purchase the shares of any other shareholder at “fair value” (determined as provided in Section 2547). Subchapter G of Chapter 25 of the Business Corporation Law also contains certain provisions applicable to a registered corporation which, under certain circumstances, permit such a corporation to redeem “control shares” (as defined in the Business Corporation Law) and remove the voting rights of control shares. Additionally, Subchapter H of Chapter 25 of the Business Corporation Law requires the disgorgement of profits by a “controlling person” (as defined in the Business Corporation Law). Aetna’s Articles provide that Section 2538 of Subchapter D of the Business Corporation Law, and Subchapters E, G and H of Chapter 25 of the Business Corporation Law are not applicable to Aetna.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The senior debt securities are to be issued under the senior indenture dated as of March 2, 2001 (the “Senior Indenture”) between Aetna and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee. The subordinated debt securities are to be issued under a separate indenture (the “Subordinated Indenture”) also between Aetna and U.S. Bank National Association, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to individually as an “Indenture” or collectively as the “Indentures.” U.S. Bank National Association, in its capacity as trustee under either Indenture, is referred to as the “Trustee” in this prospectus.

We sometimes refer below to specific articles or sections of one or both of the Indentures. When we do so, we indicate where you can find the relevant article or section in the Indentures by noting the article or section number in parentheses. When we do refer to specific articles or sections contained in the Indentures or terms defined in the Indentures, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indentures, and you should refer to the Indentures themselves for detailed, specific, legal descriptions. In this section, “Description of Debt Securities,” when we refer to “Aetna,” we refer to Aetna Inc., not including its consolidated subsidiaries.

We have summarized some terms of the Indentures. The summary is not complete. The Indentures are filed as exhibits to the registration statement of which this prospectus is a part. You should read the Indentures for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Ranking

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsecured, unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

Since a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowing.

In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of Aetna’s direct and indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity and restrict the amount of dividends and other distributions that may be paid to Aetna.

Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any of our subsidiaries. Any claims of Aetna as the creditor of any of its subsidiaries would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Terms of the Debt Securities to be Described in the Prospectus Supplement

The Indentures do not limit the amount of debt securities that we may issue under them. We may issue debt securities under the Indentures up to such aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal will be payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	whether the debt securities are secured or unsecured obligations;

•	the interest payment dates and the record dates for interest payments;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	the place where we will pay principal, interest and any premium;

•	the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities;

•	whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

•	the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

•	any authenticating or paying agents, registrars or other agents;

•	any restriction or condition on transferability of the debt securities; and

•	other specific terms, including any additional events of default, covenants or warranties. (Section 301)

In addition, the prospectus supplement may, in respect of a new series of debt securities offered by such prospectus supplement, describe the addition, change or elimination of any of the provisions of the applicable Indenture, which will be accomplished by execution of a supplemental indenture to the applicable Indenture. (Section 901(5)) For example, Aetna may, in respect of a new series of debt securities, eliminate an Event of Default (as defined below), establish its right to defer payment of interest and the maximum length of the deferral period, or add additional provisions relating to the discharge of its obligations under such series of debt securities.

Events of Default and Notice Thereof

When we use the term “Event of Default” with respect to debt securities of any series we mean:

•	we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due (at maturity, upon redemption, by declaration or otherwise);

•	we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

•	we fail to perform in any material respect any covenant or agreement of the Company in an Indenture not specified in the previous two bullets (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us;

•	the acceleration of indebtedness for borrowed money in a principal amount in excess of $100,000,000 for which we or one of our Principal Subsidiaries (as defined below) is liable (other than acceleration of Non-Recourse Debt which does not exceed in the aggregate 4% of our total shareholders’ equity), or default by us or any of our Principal Subsidiaries in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $100,000,000 (other than a default by us in the payment, at final maturity, of our Non-Recourse Debt where such payment does not exceed in the aggregate 4% of our total shareholders’ equity), and such acceleration or default at maturity is not waived, rescinded or annulled within 30 days after a specified written notice to us; provided that if such acceleration or default at maturity is remedied, cured, waived, rescinded or annulled, then this Event of Default shall also be remedied, cured, waived, rescinded or annulled; and

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of Aetna. (Section 501)

An Event of Default with respect to debt securities of a particular series may or may not constitute an Event of Default with respect to debt securities of any other series of debt securities, as specified in the applicable prospectus supplement.

If an Event of Default under an Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the Holders of at least 25% in principal amount of the Outstanding securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities (as defined below), such portion of the principal amount as may be specified in the terms of that series) of all of the securities of that series; provided, however, that the Holders of a majority in aggregate principal amount of Outstanding securities of that series may rescind or annul such acceleration and its consequences, if:

(1) we have paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all debt securities of that series, (B) the principal of (and premium, if any, on) any debt securities of that series which have become due otherwise than by such declaration of acceleration and any interest on such debt securities at the rate or rates prescribed therefor in such debt securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed for such interest in such debt securities and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except such costs and expenses as are a result of negligence or bad faith on the part of the Trustee; and

(2) all Events of Default with respect to the debt securities of that series, other than the non-payment of the principal of and interest, if any, on the debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived. (Section 502)

The Holders of not less than a majority in principal amount of the Outstanding securities of any series may, on behalf of the Holders of all the securities of such series, waive any past default under the applicable Indenture with respect to such series and its consequences, except (1) a default in the payment of the principal of or any premium or interest on any security of such series or (2) in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding security of such series that would be affected by such waiver. Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured, for every purpose of the applicable Indenture, but no such waiver shall extend to any subsequent or other default or impair any right arising from any subsequent or other default. (Section 513)

The Trustee is responsible for instituting judicial proceedings for the enforcement of the terms of the debt securities, including for collection of any overdue principal and premium and any overdue interest. (Section 503) Each of the Indentures contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care under the Trust Indenture Act, to be indemnified by the Holders of debt securities before proceeding to exercise any right or power under that Indenture at the request of such Holders. (Section 603) Holders shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures or for the appointment of a receiver or trustee, or for any other remedy under any Indenture, unless: (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the securities of that series, (2) Holders of at least 25% in aggregate principal amount of the Outstanding securities of any series shall have made written request to the Trustee to institute a proceeding with respect to such Event of Default, (3) such Holder or Holders have offered an indemnity to the Trustee, reasonably satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred by the Trustee in instituting a proceeding, (4) the Trustee shall have failed to institute such proceeding within 60 days of the receipt of notice from the Holder or the Holders, and (5) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding securities of that series a direction inconsistent with such request. (Section 507) These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on such debt security on or after the respective due dates expressed in such debt security. (Section 508) Subject to the terms of the Indentures, the Holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may also direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512)

Under the Trust Indenture Act, the Trustee may withhold notice to the Holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee determines in good faith that it is in the interest of the Holders of the debt securities to do so. In the case of any default in the character of the third bullet point of this captioned section, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purposes of this paragraph, with respect to any series of debt securities, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the securities of such series. (Section 602)

Each of the Indentures contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all terms, conditions and covenants of the Indentures. (Section 1004)

“Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of the applicable Indenture. (Section 101)

“Principal Subsidiary” means a consolidated subsidiary of Aetna that, as of the time of the determination of whether such consolidated subsidiary is a “Principal Subsidiary,” accounted for 10% or more of the total assets of Aetna and its consolidated subsidiaries, in each case as set forth in the most recent balance sheet filed by Aetna with the Securities and Exchange Commission. (Section 101)

Modification and Waiver

Each of the Indentures provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the Holders of debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the Holders of all or any series of debt securities or to surrender any right or power conferred upon us in an Indenture;

•	add any additional Events of Default;

•	add or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of an Indenture in respect of one or more series of debt securities, if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a Holder of any debt security with respect to such provision;

•	secure any debt security;

•	establish the form or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor Trustee;

•	cure any ambiguity or correct any inconsistency in an Indenture or make any other provisions with respect to matters or questions arising under an Indenture, provided that any such action does not adversely affect the interests of the Holders of debt securities of any affected series in any material respect; or

•	conform an Indenture to any mandatory provision of law. (Section 901)

Other amendments and modifications to add, change or eliminate provisions of an Indenture in respect of any series of outstanding debt securities may be made with the consent of the Holders of not less than a majority of the aggregate principal amount of each series of the Outstanding securities affected by such amendment or modification. However, no modification or amendment may, without the consent of the Holder of each Outstanding security affected:

•	change the stated maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security (including any change in the manner of calculating such interest rate in a manner that would reduce such interest rate), any premium payable upon redemption or the principal amount due upon acceleration of an Original Issue Discount Security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date) of any such debt security;

•	reduce the percentage of Outstanding securities necessary to modify, amend or waive compliance with any provision of, or certain defaults and their consequences in, an Indenture;

•	in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the subordinated debt securities; or

•	modify the foregoing provisions, other than to increase the percentage of Outstanding securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)

The Holders of at least a majority of the aggregate principal amount of the Outstanding securities of any series may, on behalf of all Holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of any covenant or provision of an Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding security affected. (Sections 907 and 513)

Limitations on Liens on Common Stock of Principal Subsidiaries

Each of the Indentures provides that so long as any of the debt securities issued under that Indenture remains outstanding, we will not, and we will not permit any of our Principal Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock (as defined below) of a Principal Subsidiary owned by us or by any of our Principal Subsidiaries, unless our obligations under the debt securities and, if we so elect, any other of our indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1005)

“Common Stock” means, with respect to any Principal Subsidiary, stock of any class, however designated, except stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Subsidiary, and shall include securities of any class, however designated, which are convertible into such Common Stock. (Section 101)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:

•	the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and any such successor or purchaser expressly assumes Aetna’s obligations on the debt securities by supplemental indenture in a form reasonably satisfactory to the Trustee;

•	immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

•	a specified officers’ certificate and opinion of counsel are delivered to the Trustee. (Section 801)

Upon any consolidation or merger or sale of all or substantially all of our property and assets in accordance with the foregoing provisions, the successor entity or purchaser will succeed to, be substituted for and may exercise every right and power of Aetna under the Indentures with the same effect as if such successor entity or purchaser had been the original obligor of the debt securities, and thereafter Aetna will be relieved of all obligations and covenants under the Indentures and the debt securities. (Section 802)

Defeasance and Covenant Defeasance

If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):

•	we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a “legal defeasance”), or

•

we will no longer be under any obligation to comply with the covenants described above under “Limitations on Liens on Common Stock of Principal Subsidiaries” and “Consolidation, Merger and Sale of Assets,” an Event of Default relating to any failure to comply with such covenants or an Event of Default pursuant to the fourth bullet under “Events of Default and Notice Thereof” (cross-

acceleration and cross-payment default) will no longer apply to us, and, for subordinated debt securities, the subordination provisions will no longer apply to us (which we refer to in this prospectus as a “covenant defeasance”). (Article Twelve)

If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to Events of Default referred to above which no longer are applicable. If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments.

Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the prospectus supplement, the following provisions will apply only to the subordinated debt securities.

The subordinated debt securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined below) of Aetna, including the senior debt securities. (Subordinated Indenture Section 1401) Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Aetna, the holders of Senior Debt of Aetna will first be entitled to receive payment in full of all amounts due or to become due, including principal (and premium, if any) and interest, if any, on such Senior Debt of Aetna before the Holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities. (Subordinated Indenture Section 1402)

If the maturity of any subordinated debt securities is accelerated, the holders of all Senior Debt of Aetna outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities. (Subordinated Indenture Section 1403)

No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:

•	a default in the payment of principal of (or premium, if any) or interest on Senior Debt of Aetna,

•	an event of default with respect to any Senior Debt of Aetna resulting in the acceleration of the maturity thereof, unless and until such event of default has been cured or waived, or

•	if any judicial proceeding shall be pending with respect to any such default in payment or event of default. (Subordinated Indenture Section 1404)

“Debt” means with respect to any person (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable), whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of such person; and

•	every obligation of the type referred to in the previous five bullets of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise. (Subordinated Indenture Section 101)

“Senior Debt” means with respect to any person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to other Debt of such person which is pari passu with, or subordinated to, the subordinated debt securities; provided, however, that Senior Debt does not include (i) the subordinated debt securities or (ii) any other debt securities or guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with Aetna which is a financing vehicle of Aetna (“Financing Entity”) in connection with the issuance of preferred securities of such Financing Entity, including indebtedness of Aetna. (Subordinated Indenture Section 101)

The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt of Aetna, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of Aetna. The senior debt securities, when issued, will constitute Senior Debt of Aetna.

At September 30, 2014, Aetna had $7.8 billion principal amount of Senior Debt outstanding and no subordinated debt securities outstanding.

The prospectus supplement may describe additional provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Concerning our Relationship with the Trustee

The Trustee and/or certain of its affiliates participate in our credit facility, and we maintain ordinary banking relationships with the Trustee and/or certain of its affiliates.

Governing Law

Each of the Indentures is governed by and shall be construed in accordance with the internal laws of the State of New York.

FORM OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by the global securities.

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither Aetna nor the Trustee nor any agent of Aetna or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Aetna common stock, our preferred stock or our debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue purchase contracts or units consisting of one or more debt securities, shares of common stock, shares of preferred stock, purchase contracts, warrants or any combination of such securities or securities of other entities. The terms of any purchase contracts or units to be issued will be set forth in the applicable prospectus supplement.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The following discussion is the opinion of Davis Polk & Wardwell LLP. It describes the material U.S. federal income and certain estate tax consequences of ownership and disposition of the debt securities. This discussion applies only to debt securities held as capital assets for U.S. federal income tax purposes. This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	persons holding debt securities as part of a “straddle”, integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the United States dollar;

•	traders in securities that elect the mark-to-market method of tax accounting for their securities holdings;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons subject to the alternative minimum tax or the Medicare contribution tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds debt securities, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding debt securities and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of holding and disposing of the debt securities.

This summary is based on the Internal Revenue Code of 1986, as amended to the date of the Registration Statement of which this prospectus forms a part (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed United States Treasury Regulations, in each case available on the date of this prospectus. Changes to any of such statutes, decisions and/or interpretations subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of debt securities are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion does not apply to debt securities that are not treated as debt for U.S. federal income tax purposes. Special rules apply to debt securities that are treated under applicable Treasury Regulations as providing for contingent payments and to debt securities the interest on and/or principal of which are payable in, or determined by reference to, one or more currencies other than the U.S. dollar. The tax treatment of these debt securities will be discussed in an applicable prospectus supplement, which you should consult before making a decision to invest in the debt securities to which that prospectus pertains.

The following discussion may be modified or superseded by additional information regarding U.S. federal income taxation set forth in an applicable prospectus supplement, which you should consult before making a decision to invest in the debt securities to which that prospectus supplement pertains.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a debt security that is for United States federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Payments of Interest

In general, interest paid on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for federal income tax purposes. Special rules governing the treatment of interest paid with respect to original issue discount debt securities, short-term debt securities and indexed debt securities, including certain floating rate debt securities, are described under “Original Issue Discount” below.

Original Issue Discount

A debt security with an “issue price” that is less than its “stated redemption price at maturity” will be considered to have been issued at an original issue discount for federal income tax purposes (and will be referred to as an “original issue discount debt security”) unless the debt security satisfies a de minimis threshold (as described below) or is a short-term debt security (as defined below). The “issue price” of a debt security will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the issue of debt securities is sold for money. The “stated redemption price at maturity” of a debt security will equal the sum of all payments required under the debt security other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable in cash or in property (other than in debt instruments of the issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices. Indices not subject to these rules will be addressed in an applicable prospectus supplement, which you should consult before making a decision to invest in the debt securities to which that prospectus supplement pertains.

If the difference between a debt security’s stated redemption price at maturity and its issue price is less than a de minimis amount, which generally equals 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the debt security will not be considered to have original issue discount. U.S. Holders of such a debt security will generally include such discount in income, as capital gain, on a pro rata basis as principal payments are made on the debt security.

A U.S. Holder of original issue discount debt securities will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for federal income tax purposes. U.S. Holders of original issue discount debt securities will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, U.S. Holders of original issue discount debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on a debt security (including stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). The election is to be made for the taxable year in which the U.S. Holder acquires the debt security and may not be revoked without the consent of the Internal Revenue Service (the “IRS”). U.S. Holders should consult their own tax advisors about this election.

A debt security that matures one year or less from its date of issuance (a “short-term debt security”) will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash method U.S. Holder of a short-term debt security is not required to accrue the discount for United States federal income tax purposes unless it elects to do so. U.S. Holders who so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or other taxable disposition of a short-term debt security will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or other taxable disposition. In addition, those U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term debt securities in an amount not exceeding the accrued discount until the accrued discount is included in income.

Under applicable regulations, if we have an unconditional option to redeem a debt security prior to its stated maturity date, this option will be presumed to be exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the debt security as the stated redemption price at maturity, the yield on the debt security would be lower than its yield to stated maturity. If this option is not in fact exercised, the debt security would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security’s adjusted issue price on that date.

Market Discount

If a U.S. Holder purchases a debt security (other than a short-term debt security) for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its “adjusted issue price”), the amount of the difference will be treated as “market discount” for federal income tax purposes, unless such difference is less than a specified de minimis amount. The “adjusted issue price” of an original issue discount debt security is defined as the sum of the issue price of the debt security and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

A U.S. Holder will be required to treat any principal payment (or, in the case of an original issue discount debt security, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other taxable disposition of, a debt security as ordinary income to the extent of the market discount accrued on the debt security at the time of the payment or disposition unless this market discount has been previously included in income by the U.S. Holder pursuant to an election by the U.S. Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the U.S. Holder as described under “Original Issue Discount” above. If such debt security is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such U.S. Holder had sold the debt security at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such debt security.

Acquisition Premium and Amortizable Bond Premium

A U.S. Holder who purchases an original issue discount debt security for an amount that is greater than its adjusted issue price but less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest will be considered to have purchased such debt security at an “acquisition premium.” Under the acquisition premium rules of the Code, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such debt securities for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, such U.S. Holder will be considered to have purchased such debt security with “amortizable bond premium.” In general, amortizable bond premium with respect to any debt security will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the debt security other than qualified stated interest, and the holder may elect to amortize such premium, using a constant yield method, over the remaining term of the debt security. Special rules may apply in the case of debt securities that are subject to optional redemption. A U.S. Holder that purchases an original issue discount debt security with amortizable bond premium is not required to accrue original issue discount in income under the rules described above in “Original Issue Discount.” A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such U.S. Holder’s income with respect to the debt security in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the debt securities by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the IRS.

If a U.S. Holder makes a constant yield election (as described under “Original Issue Discount” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security will equal the cost of the debt security, increased by the amounts of any market discount and original issue discount that the U.S. Holder previously included in income with respect to the debt security and reduced by any amortized premium with respect to the debt security and any principal payments received by the U.S. Holder on the debt security and by the amounts of any other payments received by the U.S. Holder on the debt security that do not constitute qualified stated interest. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.

Gain or loss realized on the sale, exchange or other taxable disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition the debt security has been held for more than one year. Exceptions to this rule apply to the extent of any accrued market discount or, in the case of a short-term debt security, any accrued discount not previously included in the U.S. Holder’s taxable income. See “Original Issue Discount” and “Market Discount” above. The deductibility of capital losses is subject to limitations under the Code.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the U.S. Holder is an exempt recipient. A U.S. Holder will be subject to United States backup withholding, currently at a rate of 28 percent, on these payments if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s United States federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a debt security that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition or a holder who is a former citizen or former resident of the United States. Such holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a debt security.

Payments of Interest

Subject to the discussion below under “FATCA,” payments of principal, interest (including original issue discount, if any) and premium on the debt securities by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	such Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of Aetna entitled to vote;

•	such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Aetna through stock ownership;

•	such Non-U.S. Holder certifies on a properly executed IRS Form W-8BEN (or W-8BEN-E, as applicable), under penalties of perjury, that it is not a United States person; and

•	it is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States as described below.

If a Non-U.S. Holder cannot satisfy one of the first three requirements described above and interest on the debt securities is not exempt from withholding because such interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States as described below, payments of interest on the debt securities will be subject to withholding tax at a rate of 30 percent, or the rate specified by an applicable treaty.

Sale, Exchange or Retirement of the Debt Securities

Subject to the discussion below under “FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale, retirement or other taxable disposition of a debt security, unless the gain is effectively connected with its conduct of a trade or business in the United States as described below, although any amounts attributable to accrued interest will be treated as described above under “Payments of Interest.”

Effectively Connected Income

If interest or gain on a debt security is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder), a Non-U.S. Holder will generally be taxed on such interest or gain in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, a Non-U.S. Holder will be exempt from the withholding tax on interest discussed above, although it will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of debt securities, including with respect to corporate Non-U.S. Holders the possible imposition of a branch profits tax at a rate of 30 percent (or a lower treaty rate).

Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a debt security will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the debt security, if received by the decedent at the time of death, would have been:

•	subject to United States federal withholding tax (even if the W-8BEN (or W-8BEN-E, as applicable) certification requirement described above were satisfied); or

•	effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the debt securities. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a debt security, and the Non-U.S. Holder may be subject to United States backup withholding, currently at a rate of 28 percent, on payments on the debt securities or on the proceeds from a sale or other disposition of the debt securities. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s United States federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30 percent on payments of interest on the debt securities and, beginning in 2017, on payments of the proceeds of a sale or other disposition (including retirement) of the debt securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in, or accounts with, those entities) have been satisfied, or an exemption applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the debt securities.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination of the following ways) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will state the terms of the offering of the securities, which may include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds we will receive, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any over-allotment option granted to the underwriters;

•	offering expenses payable by us;

•	any securities exchange or exchanges on which the securities may be listed; and

•	any relationships or conflicts of interest with the underwriters that we may be required to disclose.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. Delayed delivery contracts provide for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Our agreements with underwriters and agents may entitle such underwriters and agents to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 (the “1933 Act”), or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities other than Aetna common stock, which is listed on the New York Stock Exchange, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than Aetna common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities, warrants, purchase contracts and units offered hereby will be passed upon for Aetna by Davis Polk & Wardwell LLP, New York, New York, and the validity of the shares of common stock and preferred stock offered hereby will be passed upon for Aetna by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, special Pennsylvania counsel to Aetna. Counsel for any agents or underwriters will be named in the applicable prospectus supplement. Davis Polk & Wardwell LLP and counsel for the agents or underwriters may rely upon an opinion of Drinker Biddle & Reath LLP as to certain matters governed by Pennsylvania law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and schedule of Aetna Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013 and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. With respect to the unaudited interim financial information for the periods ended March 31, 2014 and 2013, June 30, 2014 and 2013 and September 30, 2014 and 2013, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

ERISA MATTERS

Aetna and certain of its affiliates, including Aetna Life Insurance Company, may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” within the meaning of the Code, with respect to any employee benefit plans subject to Title I of ERISA or Section 4975 of the Code or entities deemed to hold the assets of such plans (each, a “Plan”). Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if debt securities are acquired by a Plan with respect to which Aetna or any of its affiliates is a service provider, unless such debt securities are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a “qualified professional asset manager” or pursuant to any other available statutory, class or individual exemption. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are subject to federal, state, local or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”).

Therefore, each purchaser or holder of the debt securities or any interest therein will be deemed to have represented by its purchase or holding thereof that either (i) it is not a, and is not using the assets of any, Plan or Non-ERISA Arrangement or (ii) its purchase and holding of the debt securities or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a similar violation of Similar Laws. Any Plan or Non-ERISA Arrangement proposing to invest in the debt securities should consult with its legal counsel.

The sale of the debt securities that we may offer from time to time hereunder and pursuant to a prospectus supplement to any Plan or Non-ERISA Arrangement is in no respect a representation by Aetna or any of its affiliates that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by any such Plan or Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

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$         Floating Rate Senior Notes Due 20

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Joint Book-Running Managers

Citigroup	UBS Investment Bank

                    , 2016